UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Strategic Investment Fund, L.P.
Trian Partners Strategic Investment Fund II, L.P.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian SPV (SUB) VIII, L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Fund (Sub)-G II, L.P.
Nelson Peltz
Peter W. May
Edward P. Garden
John H. Myers
Arthur B. Winkleblack
Robert J. Zatta

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS OF
E. I. DU PONT DE NEMOURS AND COMPANY

PROXY STATEMENT

OF

THE TRIAN GROUP

March 25, 2015

To Our Fellow DuPont Stockholders:

This Proxy Statement (the “Proxy Statement”) and the enclosed GOLD proxy card are being furnished to stockholders of E. I. du Pont de Nemours and Company (“DuPont” or the “Company”) in connection with the solicitation of proxies by Trian Partners, L.P., a Delaware limited partnership (“Trian Onshore”), Trian Partners Strategic Investment Fund, L.P., a Delaware limited partnership (“Strategic”), Trian Partners Strategic Investment Fund II, L.P., a Delaware limited partnership (“Strategic II”), Trian Partners Master Fund, L.P., a Cayman Islands limited partnership (“Trian Offshore”), Trian Partners Parallel Fund I, L.P., a Delaware limited partnership (“Parallel Fund I”), Trian Partners Master Fund (ERISA), L.P., a Cayman Islands limited partnership (“Trian ERISA”), Trian Partners Strategic Investment Fund-A, L.P., a Delaware limited partnership (“Strategic Fund-A”), Trian Partners Strategic Investment Fund-D, L.P., a Cayman Islands limited partnership (“Strategic Fund-D”), Trian Partners Strategic Investment Fund-N, L.P., a Delaware limited partnership (“Strategic Fund-N”), Trian SPV (SUB) VIII, L.P., a Cayman Islands limited partnership (“SPV VIII”), Trian Partners Fund (Sub)-G, L.P., a Delaware limited partnership (“Trian Fund-G”), Trian Partners Fund (Sub)-G II, L.P., a Delaware limited partnership (“Trian Fund G-II,” and together with Trian Onshore, Strategic, Strategic II, Trian Offshore, Parallel Fund I, Trian ERISA, Strategic Fund-A, Strategic Fund-D, Strategic Fund-N, SPV VIII and Trian Fund-G, collectively the “Funds”), Trian Fund Management, L.P., a Delaware limited partnership (“Trian”), Trian Fund Management GP, LLC, a Delaware limited liability company (“Trian Management GP” and together with the Funds and Trian sometimes hereinafter referred to collectively as the “Trian Entities”), Nelson Peltz, a citizen of the United States of America, Peter W. May, a citizen of the United States of America, and Edward P. Garden, a citizen of the United States of America (the Trian Entities and Messrs. Peltz, May and Garden are sometimes hereinafter referred to collectively, as “we” or the “Trian Group”) to be used at the 2015 annual meeting of stockholders of DuPont, including any adjournments or postponements thereof and any meeting held in lieu thereof (the “2015 Annual Meeting”). The 2015 Annual Meeting is scheduled to be held at 974 Centre Road, Chestnut Run Plaza, Building 730, Wilmington, DE 19805 on May 13, 2015, at 8:30 a.m. (EDT). This Proxy Statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about March 25, 2015.

THIS SOLICITATION IS BEING MADE BY THE TRIAN GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

We are soliciting your proxy for the 2015 Annual Meeting in support of the following proposals:

1.	To elect Nelson Peltz, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta (each a “Nominee”) to serve as directors of the Company (“Proposal 1”); and

2.	To adopt a resolution that each provision of or amendment to the Bylaws (as defined below) of the Company adopted by the Board of Directors of the Company (the “Board”) (and not by the Company’s stockholders) subsequent to August 12, 2013 and prior to the approval of this resolution be repealed, effective as of the time this resolution is approved by the Company’s stockholders (“Proposal 7”).

Except as set forth in this Proxy Statement, the Trian Group is not aware of any other matter to be considered at the 2015 Annual Meeting. However, if the Trian Group learns of any other proposals made at a

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reasonable time before the 2015 Annual Meeting, the Trian Group will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the GOLD proxy card solicited by the Trian Group will vote such proxies in their discretion with respect to such matters.

DuPont has disclosed that the record date for determining stockholders entitled to notice of and to vote at the 2015 Annual Meeting is March 17, 2015 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2015 Annual Meeting. According to the Company’s Proxy Statement for the 2015 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2015 (the “Company’s Proxy Statement”), as of the Record Date there were 905,946,751 shares of common stock, $.30 par value per share (the “Shares”), outstanding and entitled to vote at the 2015 Annual Meeting. Each Share has one vote.

As of the date of this Proxy Statement, the members of the Trian Group beneficially own an aggregate of 24,563,084 Shares, representing approximately 2.7% of the Company’s outstanding Shares (based on information disclosed in the Company’s Proxy Statement regarding the number of outstanding Shares as of the Record Date).

The Trian Group is seeking your proxy to vote FOR the election of our Nominees, FOR the candidates who have been nominated by the Company other than Robert A. Brown, Alexander M. Cutler, Lois D. Juliber and Lee M. Thomas and FOR Proposal 7 described herein. In the event that (i) the Company purports to increase the number of directorships after the date hereof and prior to the 2015 Annual Meeting, (ii) the Company makes or announces any changes to the Bylaws of the Company as revised effective August 12, 2013 and filed as Exhibit 99.1 to the Form 8-K filed with the SEC on August 13, 2013 (the “Bylaws”) or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Nominees and/or (iii) any of the Nominees is unable (due to death, disability or otherwise) or hereafter becomes unwilling for any reason to serve as a director, the proxies named on the attached GOLD proxy card will vote for Edward P. Garden (the “Alternate Nominee”), in addition to the Nominees or in place of such Nominee, as applicable. In addition to the foregoing, the Trian Group reserves the right to further nominate, substitute or add additional persons in the event that any of clauses (i), (ii) or (iii) of the preceding sentence occur, in which case, the Trian Group will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional persons that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF DUPONT CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, THE TRIAN GROUP URGES YOU TO VOTE YOUR GOLD PROXY CARD FOR OUR NOMINEES AND FOR PROPOSAL 7.

As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the 2015 Annual Meeting;

2.	Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provided by your broker, bank or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your Shares and confirm that your instructions have been properly recorded. Your Internet vote authorizes the named proxies to vote your Shares in the same manner as if you had signed and returned a proxy card. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

3.	Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your broker, bank or other holder of record. Your telephone vote authorizes the named proxies to vote your Shares in the same manner as if you had signed and returned a proxy card; or
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4.	Vote in person by attending the 2015 Annual Meeting. Written ballots will be distributed to stockholders who wish to vote in person at the 2015 Annual Meeting. If you hold your Shares through a bank, broker or other custodian, you must obtain a legal proxy from such bank, broker or other custodian in order to vote in person at the meeting.

WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED WHITE PROXY BY SIGNING AND RETURNING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE TRIAN GROUP OR TO THE SECRETARY OF THE COMPANY, OR BY INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES VOTED (INSTRUCTIONS ARE ON YOUR GOLD PROXY CARD).

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A GOLD PROXY CARD EVEN IF YOUR SHARES WERE SOLD AFTER THE RECORD DATE.

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY THAT INSTITUTION CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO SIGN AND RETURN ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

Trian has retained MacKenzie Partners, Inc. to assist in communicating with stockholders in connection with the proxy solicitation and to assist in efforts to obtain proxies. If you have any questions about executing your GOLD proxy card, voting by telephone or via the Internet or if you require assistance, please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Stockholders Call Toll-Free: (800) 322-2885
Banks and Brokers Call Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

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REASONS TO VOTE FOR TRIAN GROUP’S SLATE OF NOMINEES

As of the date of this Proxy Statement, the members of the Trian Group beneficially own an aggregate of 24,563,084 Shares, making it one of the Company’s largest stockholders. We believe that the Trian Group has already made a positive impact on value creation at the Company and that the market has responded positively to news of Trian’s engagement with the Company.  For example, when Trian’s investment in the Company was first reported by CNBC on July 17, 2013, the Company’s Share price rose by 5.3% (or $2.87 per Share) over the course of the day, while the S&P 500 increased by only 0.3%.  When Trian publicly released a letter to the Board on September 17, 2014 containing a summary of Trian’s proposed strategic and operating initiatives, the Company’s Share price rose by 5.2% (or $3.42 per Share) that day (and a total of 8.2% (or $5.37 per Share) over the two-day period ending September 18, 2014), while the S&P 500 increased by only 0.1%  (and a total  of 0.6% over the two-day period ending September 18).  The Share price outperformance versus the S&P 500 on the dates of these two Trian related events are the two largest days of the Company’s Share price outperformance versus the S&P 500 since January 1, 2009, the date that Ellen J. Kullman, the current Chief Executive Officer of the Company, took office.  Although there is no objective method to confirm what portion of such appreciation is attributable to other factors, we are unaware of any other significant announcement or event occurring on or about those dates, and we believe that such Share price appreciation is attributable at least in part to Trian’s involvement as a stockholder of the Company.

We would also note that since the Trian Group first engaged with the Company in June 2013, the Company has announced several positive initiatives (including the planned spin-off of Performance Chemicals (The Chemours Company, LLC (“Chemours”)), and the appointment of two new independent directors to the Board)--we believe that the Company announced such “positive initiatives” in part in response to pressure from Trian to create value for stockholders. For example, on October 24, 2013, shortly after Trian’s initial investment in the Company and meetings with management in which Trian strongly encouraged the Company to consider separating certain business segments through the use of tax-free spin-offs, the Company announced the tax-free spinoff of Chemours. Similarly, while the Company took ten years to complete a $2 billion Share buy-back program announced in 2001, following meetings with Trian in fiscal year 2013 at which Trian encouraged the Company to improve capital return policies, the Company completed $2 billion of Share buy-backs in fiscal year 2014 alone.

Although we believe that the Trian Group has already made a positive impact at the Company, we still have many outstanding concerns regarding the Company’s recent performance, corporate structure, excess corporate costs, capital allocation policies and corporate governance practices. We are also concerned that the Board has only taken action when confronted with outside pressure, rather than consistently prioritizing the enhancement of stockholder value.

As a result, we have identified and are submitting for election at the Company’s 2015 Annual Meeting a slate of four independent-minded, highly qualified nominees to join the Board, who will work collaboratively with the other directors in order to:

•	Assess the Company’s corporate structure and determine whether management is capable of achieving best-in-class revenue growth and margins with the existing portfolio or whether there is a need to separate the portfolio—our nominees are open-minded as to the best path forward;

•	Eliminate excess corporate costs and ensure that productivity initiatives hit the bottom line;

•	Assess capital allocation policies including organic investments (e.g., research and development, capital expenditures, industrial biosciences initiatives), M&A, balance sheet efficiency and capital returns policies (increasing dividends); and

•	Improve the Company’s corporate governance practices including with respect to transparency of business performance and the alignment of the Company’s compensation programs with performance, and overall accountability for promised performance.

The Nominees each have a long history of working collaboratively and constructively in the boardroom. They each bring substantial experience, a diverse set of relevant skills and independent perspectives, and we

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selected them specifically for what we believe to be their ability to foster the boardroom dynamics that are required to unlock significant further value for ALL stockholders. If elected, the Nominees will work to assure management accountability, enhanced engagement and a robust dialogue in the boardroom. We urge stockholders to support us in this effort by voting “FOR” our Nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company’s Proxy Statement, 12 directors are to be elected to the Board at the 2015 Annual Meeting. The Trian Group recommends that stockholders elect Nelson Peltz, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta as directors of the Company at the 2015 Annual Meeting. Each of our Nominees has consented to being named in this Proxy Statement as a nominee and to serving as a director if elected and has further agreed, if elected, to abide by all policies of the Board as may be in place at any time and from time to time. If elected, the initial term of each Nominee will be until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified in accordance with the Bylaws. We have no knowledge of any facts that would prevent the determination that each of the Nominees is independent in accordance with the corporate governance standards of the Company and the pertinent listing standards of the New York Stock Exchange.

The Trian Group believes good corporate governance requires that the Board be comprised of independent-minded directors, not tied to management, who bring a diverse set of relevant skills and experience to their board service. Accordingly, the Trian Group has proposed four highly qualified nominees who have the independence from management as well as the experience required to improve oversight in this underperforming company. Each of the Nominees has a successful business background with extensive financial knowledge and executive experience. As a whole, the Nominees are operations-focused with a long track record of working with or as a part of management teams to improve financial results and protect and build stockholder value.

Biographical Information

Set forth below is background information about our Nominees and the Alternate Nominee, including their names, ages, principal occupations and employment and publicly company directorships held during the past five years, as well as a description of the qualifications, attributes or skills that led to the conclusion that the Nominees (or, if applicable, the Alternative Nominee) should serve as directors of the Company. Please see the section of this Proxy Statement titled “Information About The Trian Group and Participants” for additional information about our Nominees, including information about their beneficial ownership of Shares.

Name and Business Address	Age	Principal Occupation and Directorships During Past Five Years
Nelson Peltz Trian Fund Management, L.P. 280 Park Avenue New York, New York 10017	72

Mr. Nelson Peltz has served as the Chief Executive Officer and a founding partner of Trian, an asset management company for various investment funds and accounts, since its formation in 2005. Mr. Peltz has served as director of The Wendy’s Company, the second-largest quick-service hamburger company in North America, since 1993 and non-executive Chairman since 2007. Mr. Peltz has also served as a director of Mondelēz International, Inc., a global snacking powerhouse, since January 2014, and as a director of The Madison Square Garden Company, a sports, entertainment and media company, since December 2014. Mr. Peltz served on the board of directors of Ingersoll-Rand plc, an Irish global diversified industrial company, from August 2012 to June 2014. From 2006 until June 2013, Mr. Peltz served as a director of H.J. Heinz Company, a global packaged food manufacturer. From 2009 until December 2014, Mr. Peltz served as a director of Legg Mason, Inc. (“Legg Mason”), an asset management firm, and served as Chair of its Nominating and Corporate Governance Committee from July 2013 until December 2014.

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Name and Business Address	Age	Principal Occupation and Directorships During Past Five Years

From 1993 until 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc Companies, Inc. (now known as The Wendy’s Company), which, during that period, owned Arby’s Restaurant Group, Inc. and Snapple Beverage Group, as well as other consumer and industrial businesses. He also served as a director of Trian Acquisition I Corp., a special purpose acquisition company, from 2007 until May 2013. Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle”), from 1983 until December 1988, when Triangle was acquired by Pechiney, S.A., a leading international metals and packaging company. Triangle, at the time of its acquisition, was a Fortune 100 industrial company, which through its subsidiaries, was a manufacturer of packaging products (through American National Can Company), copper electrical wire and cable and steel conduit and currency and coin handling products. From 1996 to 1999, he was Chairman of the Board of National Propane Corporation, the managing general partner of National Propane Partners, L.P., a distributor of liquefied petroleum gas, which was sold to the Columbia Energy Group. From 1984 until 1992, Mr. Peltz was Chairman and Chief Executive Officer and a director of Avery, Inc. which, from 1986 to 1989, was primarily engaged in the manufacture and sale of specialty chemicals through Uniroyal Chemical, which was sold in a management buyout. Mr. Peltz began his business career in 1963 when he joined his family food business.

Mr. Peltz was recognized by The National Association of Corporate Directors in 2010, 2011 and 2012 as among the most influential people in the global corporate governance arena. Through Mr. Peltz’s 40 years of experience in investing, turning around and building companies, he has developed strong operating experience and strategic planning skills that will benefit the Company’s operational initiatives and its long-term strategic planning and its long-term strategy. We believe the attributes, skills and qualifications that Mr. Peltz possesses through his experience as a hands-on executive and active board member on numerous boards will provide the Company and its Board with valuable industry knowledge and management experience.

John H. Myers	69	Mr. Myers is the former President and Chief Executive Officer of General Electric Asset Management (“GEAM”), an institutional asset management subsidiary of General Electric Company (“GE”), after spending almost a decade in that role and a total of over 35 years in various management positions at GE. At GEAM, Mr. Myers was responsible for approximately $200 billion in assets under management for clients including GE’s pension funds, 401(k) plans, mutual funds and insurance companies, as well as for more than 200 external institutional clients.

		Mr. Myers has also served as a Senior Adviser at Angelo Gordon & Co. since 2007 and as a member of the Executive (Advisory) Board of Aurora Capital Group since 2007. Additionally, Mr. Myers has served as a director of Legg Mason since June 2013 and as a director of Hilton Hotels Corporation (“Hilton Hotels”) from 2000 to 2007.
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Name and Business Address	Age	Principal Occupation and Directorships During Past Five Years

Mr. Myers has also served on the board of directors of The Pebble Beach Company since 1999 and as a member of the Advisory Board of Academy Securities since 2013.

Mr. Myers serves on several not-for profit boards including Damon Runyon Cancer Research Foundation, Wagner College Board of Trustees, BuildOn, Hospital for Special Surgery Spine Care Institute and American Corporate Partners, a veteran mentoring organization.

We believe that Mr. Myers’ qualifications to serve on the Board include the knowledge and experience he has gained while serving in various management positions for over 35 years with GE. In addition, he gained extensive leadership and financial experience while serving as President and Chief Executive Officer of GEAM and through his experience as a director of Legg Mason and as a former director of Hilton Hotels.

Arthur B. Winkleblack	57

Mr. Arthur B. Winkleblack was Executive Vice President and Chief Financial Officer of H.J. Heinz Company (“Heinz”), a global packaged food manufacturer, from 2002 until June 2013, when it was sold to Berkshire Hathaway Inc. and 3G Capital, where he worked to implement the strategic initiatives required to transform the company into a more streamlined and focused business and leverage the company’s world-class portfolio of powerful brands. Mr. Winkleblack currently serves as a member of the board of directors of Church & Dwight Co., Inc., a major manufacturer of household products such as Arm & Hammer, which he joined in 2008, and RTI International Metals, Inc., a leading vertically integrated global supplier of advanced titanium and specialty metal products, which he joined in December 2013.

In addition, Mr. Winkleblack has held senior finance positions at C. Dean Metropoulos & Co., the consumer products arm of Hicks, Muse, Tate and Furst, a private equity firm, from 1998 until 1999, Six Flags Entertainment Corporation, the world’s largest regional theme park company, from 1996 until 1998, AlliedSignal, Inc., which has since merged with Honeywell International, Inc., a multinational conglomerate that produced a variety of commercial and consumer products, engineering services and aerospace systems, from 1994 until 1996, and PepsiCo, Inc., a multinational food and beverage corporation, from 1982 until 1994. From 2009 until June 2013, Mr. Winkleblack was a member of the board of directors of the Extra Mile Foundation, a charitable non-profit organization that promotes the education of inner-city youth in Pittsburgh, Pennsylvania.

We believe that Mr. Winkleblack’s substantial executive experience, including his more than twelve years of service as Executive Vice President and Chief Financial Officer of Heinz, provides him with knowledgeable perspectives on strategic planning, international operations, acquisitions and divestitures and cost and financial controls. In addition, we believe his experience as CFO of a large multinational company will enable him to bring important perspectives to the Board on performance management, compliance, risk management, public company reporting and investor relations.

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Name and Business Address	Age	Principal Occupation and Directorships During Past Five Years
Robert J. Zatta	65

Mr. Robert J. Zatta was the Acting Chief Executive Officer and Chief Financial Officer of Rockwood Holdings, Inc. (“Rockwood”), a leading global developer, manufacturer and marketer of specialty chemicals, from July 2014 and April 2001, respectively, until January 2015. Mr. Zatta was instrumental in leading the turnaround and transformation of Rockwood, which resulted in Rockwood’s acquisition by Albermarle Corporation on January 12, 2015. Prior to joining Rockwood, Mr. Zatta spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc.

We believe that Mr. Zatta’s extensive experience in the specialty chemical sector will allow him to bring valuable industry experience to the Board. In addition, Trian believes that the Board will benefit from Mr. Zatta’s expertise in operations, strategic planning, cost and financial controls and public company reporting, which he has developed through his experience as a senior executive at several global companies.

Messrs. Myers, Winkleblack and Zatta do not currently have a principal business address.

The Trian Group notes that although neither the Company’s Certificate of Incorporation nor Bylaws include any age restriction for directors or nominees, the Company’s Corporate Governance Guidelines (the “Governance Guidelines”) provide that “[n]o director may stand for reelection to the Board after reaching age 72.” The Trian Group acknowledges that if Mr. Peltz is elected to serve as a director at the 2015 Annual Meeting, a waiver from the Board (or a modification of the Governance Guidelines) may be required for Mr. Peltz to be re-nominated by the Company to stand for reelection at subsequent annual meetings.

Each of the Nominees has consented to being named as a nominee in this Proxy Statement and to serving as a director if elected. However, in the event that (i) the Company purports to increase the number of directorships after the date hereof and prior to the 2015 Annual Meeting, (ii) the Company makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Nominees and/or (iii) any of the Nominees is unable (due to death, disability or otherwise) or hereafter becomes unwilling for any reason to serve as a director, the proxies named on the attached GOLD proxy card will vote for the following Alternate Nominee in addition to the Nominees or in place of such Nominee, as applicable:

Name and Business Address	Age	Principal Occupation and Directorships During Past Five Years
Edward P. Garden Trian Fund Management, L.P. 280 Park Avenue New York, New York 10017	53

Mr. Garden has been Chief Investment Officer and a founding partner of Trian since November 2005. Mr. Garden has served on the board of directors of The Wendy’s Company, the second-largest quick-service hamburger company in North America, since December 2004. He has also served as a director on the board of directors of Family Dollar Stores, Inc., a discount retailer, since September 2011, and The Bank of New York Mellon Corporation, a global investments company, since December 2014. In October 2014, Mr. Garden was named to CNBC’s Next List composed of 100 next generation trailblazers expected to change the face of business over the next 25 years. From December 2004 to June 2007, Mr. Garden served as Vice Chairman and a director of Triarc Companies, Inc. (now known as the Wendy’s Company) (“Triarc”),

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Name and Business Address	Age	Principal Occupation and Directorships During Past Five Years
where he was also head of corporate development since August 2003. Mr. Garden also served on the board of directors of Trian Acquisition I Corp., a special purpose acquisition company, from October 2007 until May 2013. Prior to joining Triarc, Mr. Garden was a managing director of Credit Suisse First Boston, where he had served as a senior investment banker in the Financial Sponsors Group since 1999. In this capacity, Mr. Garden was responsible for managing relationships with several large private equity firms, executing financings through the issuance of bank debt, corporate bonds and equity capital, and providing strategic advisory services. From 1994 to 1999, he was a managing director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, Co-Head of Equity Capital Markets. From 1990 to 1994, Mr. Garden was Chief Executive Officer of All-American Brush Mfg. Corp. and prior to that was a Vice President at Drexel Burnham Lambert on the equity capital markets/syndicate desk.

Mr. Garden has served as a director and senior executive of several public companies and has over 25 years of experience advising, financing, operating and investing in companies. During the past several years, Mr. Garden, as Chief Investment Officer of Trian, has worked with management teams and boards of directors to implement operational improvements. Prior to that, Mr. Garden worked with financial sponsors, executing financings through the issuance of bank debt, corporate bonds and equity capital, and providing strategic advisory services. As a result, he has strong operating experience and a network of relationships with institutional investors and investment banking/capital markets advisors that can be utilized for the Company’s benefit.

The Trian Group is also seeking your proxy to vote for the candidates who have been nominated by the Company, other than Robert A. Brown, Alexander M. Cutler, Lois D. Juliber and Lee M. Thomas. You should refer to the Company’s Proxy Statement and form of proxy distributed by the Company for the names, background, qualifications and other information concerning the Company’s candidates. There is no assurance that any of the Company’s nominees will serve as directors if any of the Trian Group’s nominees are elected to the Board. In the event that one or more of our Nominees is elected and that one or more of the Company’s nominees declines to serve with such nominee or nominees, the Company’s Bylaws provide that the resulting vacancies may be filled by the directors then in office by a vote of the majority of the whole Board.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF OUR NOMINEES BY SIGNING, DATING AND RETURNING YOUR GOLD PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROPOSAL 7: REPEAL CERTAIN AMENDMENTS TO BYLAWS

Pursuant to Section 8(i) of the Company’s Restated Certificate of Incorporation filed as Exhibit 3.1 to the Form 10-K filed with the SEC on February 7, 2013 and Article VII of the Bylaws, the Board has the power to adopt, amend and repeal the Bylaws of the Company, by a vote of the majority of the whole Board, at any regular or special meeting of the Board, provided that notice of intention to adopt, amend or repeal the Bylaws in whole or in part shall have been given at the next preceding meeting of the Board, or, without any such notice, by the vote of two-thirds of the whole Board, in each case without approval by the stockholders of the Company. As of the date of this Proxy Statement, the Trian Group is not aware of any decision by the Board to adopt, amend or repeal any provision of the Bylaws since August 12, 2013 (the date of the Bylaws), but it is possible that, following the date of this Proxy Statement and prior to the adoption of this resolution, such an amendment could be adopted by the Board and/or become effective. Such an amendment could negatively impact the Trian Group’s ability to solicit and/or obtain proxies from stockholders of the Company or otherwise adversely affect the ability of the Company’s

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stockholders to vote on Proposal 1, and Trian would like to ensure that the Company’s stockholders have the ability to elect the Nominees and, if applicable, the Alternate Nominee, at the 2015 Annual Meeting.

Although adoption of this proposal could have the effect of repealing previously undisclosed Bylaw amendments without considering the beneficial nature, if any, of such amendments to the stockholders, it would not repeal any such amendments that were approved by the stockholders.

Proposal 7 provides for the adoption of the resolution in the following form:

RESOLVED, that each provision or amendment of the Bylaws of E.I. du Pont de Nemours and Company (the “Company”) adopted by the Board of Directors of the Company (and not by the Company’s stockholders) subsequent to August 12, 2013 and prior to the approval of this resolution be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

WE STRONGLY URGE YOU TO VOTE FOR PROPOSAL 7 BY SIGNING, DATING AND RETURNING YOUR GOLD PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Based on information contained in the Company’s Proxy Statement, it is expected that the stockholders at the 2015 Annual Meeting will be asked to ratify the employment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2015 to perform the functions assigned to in accordance with the Bylaws (“Proposal 2”). According to the Company’s Proxy Statement, it shall be the duty of the Company’s Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. We are not making any recommendation on this matter.

Based on information contained in the Company’s Proxy Statement, it is expected that the stockholders at the 2015 Annual Meeting will be asked to approve, on an advisory basis, the named executive officer compensation disclosed in the Company’s Proxy Statement (“Proposal 3”). According to the Company’s Proxy Statement, this vote is advisory in nature, which means that it is not binding on the Company, its Board or the Company’s Human Resources and Compensation Committee. However, according to the Company’s Proxy Statement, the Human Resources and Compensation Committee intends to consider to the vote results for Proposal 3 and to take any actions it deems necessary or appropriate in light of those results. We are not making any recommendation on this matter.

Based on information contained in the Company’s Proxy Statement, it is expected that the stockholders at the 2015 Annual Meeting will be asked to vote on a stockholder proposal (“Proposal 4”) requesting that the Board authorize the preparation of a report, updated annually, disclosing: (1) Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications, (2) payments by DuPont used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient, (3) DuPont’s membership in and payments to any tax-exempt organization that writes and endorses model legislation and (4) a description of the decision making process and oversight by management and the Board for making payments described in clauses 2 and 3 above. We are not making any recommendation on this matter.

Based on information contained in the Company’s Proxy Statement, it is expected that the stockholders at the 2015 Annual Meeting will be asked to vote on a stockholder proposal (“Proposal 5”) requesting a comprehensive report by a committee of independent directors of the Board on how DuPont is monitoring herbicide utilization and grower compliance with best practices and adherence to “technology use agreements” (TUAs) with its seed products. The proposal requests the report, at reasonable expense and omitting proprietary information, be completed within one year of the stockholder meeting. We are not making any recommendation on this matter.

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Based on information contained in the Company’s Proxy Statement, it is expected that the stockholders at the 2015 Annual Meeting will be asked to vote on a stockholder proposal (“Proposal 6”) requesting that the Board consider the following nonbinding proposal: That it create a committee, with members drawn from the employee work force of the Company, the union leadership of the Company, the management of the Company, and any necessary independent consultants, to report to the Board regarding (i) the impact to communities as a result of the Company’s action in laying off mass numbers of employees, selling its plants to other employers, and closing its plants and (ii) alternatives that can be developed to help mitigate the impact of such actions in the future. We are not making any recommendation on this matter.

INFORMATION ABOUT THE TRIAN GROUP AND OTHER PARTICIPANTS

This proxy solicitation is being conducted by the Trian Group, which is comprised of Nelson Peltz, Peter W. May, Edward P. Garden and certain investment funds and investment vehicles managed by Trian, all of which are described below. The Trian Group collectively is the beneficial owner of an aggregate of 24,563,084 Shares or approximately 2.7% of the outstanding Shares of DuPont and is one of the largest stockholders of DuPont. Each member of the Trian Group, the Nominees and the Alternate Nominee are participants in this proxy solicitation (the “Participants”).

Information about the Participants, including information as to any substantial interest, direct or indirect, by security holdings or otherwise, that they may have with respect to the various proposals to be voted on at the 2015 Annual Meeting is set forth below in this section.

The Trian Group

The principal business address of each member of the Trian Group is 280 Park Avenue, 41st Floor, New York, New York 10017, except that the principal business address of Trian Offshore, Trian ERISA, Strategic Fund-D and SPV VIII is Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, Grand Cayman KY1-1103, Cayman Islands, BWI.

Each of the Funds is primarily engaged in the business of investing in securities. Trian is primarily engaged in the business of serving as a management company for the Funds and certain other funds and investment vehicles. Trian Management GP is primarily engaged in the business of serving as the general partner of Trian.

Nelson Peltz’s present principal occupation or employment is serving as Chief Executive Officer and a founding partner of Trian and, as such, managing the investments of the Funds and the other funds and investment vehicles managed by Trian. Peter W. May’s present principal occupation or employment is serving as President and a founding partner of Trian and, as such, managing the investments of the Funds and the other funds and investment vehicles managed by Trian. Edward P. Garden’s present principal occupation or employment is serving as Chief Investment Officer and a founding partner of Trian and, as such, managing the investments of the Funds and the other funds and investment vehicles managed by Trian.

Nominees and Alternate Nominee

Please see “Proposal 1: Election of Directors” for additional information about the Nominees and the Alternate Nominee.

Beneficial Ownership of Shares

The following table shows the number of Shares that are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Participant as of the Record Date. Except as described below, each member of the Trian Group directly owns and has sole voting power and sole dispositive power with regard to the number of Shares beneficially owned. Please see Annex B for additional information about each Participant’s purchases and sales of Shares.

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Entity	Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)
Trian Onshore	2,398,951	*
Trian Offshore	5,144,108	*
Parallel Fund I	243,549	*
Trian ERISA	161,236	*
Strategic	2,140,627	*
Strategic II	1,525,907	*
Strategic Fund-A	1,220,452	*
Strategic Fund-D	449,510	*
Strategic Fund-N	135,000	*
SPV VIII	10,612,546	1.2%
Trian Fund-G	107,718	*
Trian Fund-G II	423,480	*
Trian (2)	24,563,084	2.7%
Trian Management GP (2)	24,563,084	2.7%
Nelson Peltz (2)	24,563,084	2.7%
Peter W. May (2)	24,563,084	2.7%
Edward P. Garden (2)	24,563,084	2.7%
Arthur B. Winkleblack	1,000	*
Robert J. Zatta	1,000	*

*Less than 1%

(1)	Calculated on the basis of 905,946,751 Shares outstanding as of March 17, 2015, as indicated in the Company’s Proxy Statement.

(2)	Trian Management GP is the general partner of Trian, which serves as the management company for each of the Funds. Trian Management GP is controlled by Nelson Peltz, Peter W. May and Edward P. Garden. Each of Trian, Trian Management GP and Messrs. Peltz, May and Garden, by virtue of their relationships to the Funds, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) the Shares owned by the Funds.

The Shares held by certain of the Funds are held in commingled margin accounts with prime brokers for such Funds, pursuant to which margin credit may be extended to such Funds from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Shares described herein.

Mr. Winkleblack and Mr. Zatta each used their own assets to purchase the 1,000 they beneficially own. As of the date of this Proxy Statement, no part of the purchase price or market value of any of the Shares held by Mr. Winkleblack or Mr. Zatta is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Shares.

Trian is a private asset management firm which beneficially owns Shares held in various funds and investment vehicles under its management and control, including but not limited to a fund for which Trian serves as the investment manager on behalf of the California State Teachers’ Retirement System (“CalSTRS”). The Trian Group expressly disclaims beneficial ownership of securities held by CalSTRS or any other person or entity other than, to the extent of any pecuniary interest therein, the securities held in the various funds and investment vehicles under Trian’s management and control. The securities reported herein as being beneficially owned by the Trian Group do not include any securities held by CalSTRS or any other person or entity other than the various funds and investment vehicles under Trian’s management and control.

Additionally, while there is no agreement, arrangement or understanding between any member of the Trian Group, including Messrs. Peltz and Garden, or any of the Nominees, and CalSTRS with respect to any of the proposals in this Proxy Statement, the Trian Group has consulted with CalSTRS in the past, and expects to consult with CalSTRS in the future, with respect to the Trian Group’s investment in the Company, including its goals to create value for the Company’s stockholders, and has delivered, along with CalSTRS, certain correspondence to the Company related to the creation of stockholder value. The Trian Group has also discussed with CalSTRS, and expects to discuss with CalSTRS in the future, Proposal 1 and Proposal 7 contained herein.

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Each of Trian, Trian Management GP and Messrs. Peltz, Garden and May may be deemed to beneficially own over 10% of the outstanding shares of common stock of Legg Mason. As such, Legg Mason may be deemed to be an associate of each of Trian, Trian Management GP and Messrs. Peltz (a Nominee), Garden (the Alternate Nominee) and May. According to the Forms 13F filed by Legg Mason and certain of its affiliates for the quarter ended December 31, 2014, Legg Mason may be deemed to beneficially own up to 4,772,141 Shares held by certain of its affiliates and related entities. Legg Mason’s address is 100 International Drive, Baltimore, Maryland 21202.

The Trian Group expressly disclaims beneficial ownership of all of the Shares beneficially owned by Legg Mason. The securities reported herein as being owned beneficially and of record by the Trian Group do not include any securities held by Legg Mason or any other person or entity other than the various funds and investment vehicles under Trian’s management and control.

Except as set forth in this subsection, no Participant, and no associate of any Participant, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company, nor has any Participant purchased or sold any securities of the Company within the last two years.

Any disclosures made in this Proxy Statement with respect to persons or entities other than the Trian Group are made on information and belief after making inquiry to the appropriate party or after review of publicly-available information.

Director Nominee Consent and Indemnification Agreements

Trian and each of Messrs. Myers, Winkleblack and Zatta have entered into a Director Nominee Consent and Indemnification Agreement, the form of which is attached hereto as Annex A-1, pursuant to which Trian has paid a one-time fee of $100,000 to each of Messrs. Myers, Winkleblack and Zatta and has agreed to reimburse each individual for certain expenses incurred in connection with the solicitation of proxies at the 2015 Annual Meeting, including reasonable expenses for certain travel arrangements. Trian and each of Messrs. Peltz and Garden have also entered into a Director Nominee Consent and Indemnification Agreement, the form of which is attached hereto as Annex A-2, pursuant to which Trian has agreed to reimburse each of Messrs. Peltz and Garden for certain expenses incurred in connection with the solicitation of proxies at the 2015 Annual Meeting, including reasonable expenses for certain travel arrangements.

In addition, pursuant to the Director Nominee Consent and Indemnification Agreements described above, Trian has agreed on behalf of the Funds, subject to certain limited exceptions, to indemnify and hold harmless the Nominees and the Alternate Nominee from and against any and all direct, out-of-pocket losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs and reasonable expenses and disbursements (including certain reasonable attorneys’ fees and expenses) incurred by the Nominees or the Alternate Nominee in the event that they become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof, (i) relating to their roles as nominees for director of the Company or (ii) otherwise arising from or in connection with or relating to the solicitation of proxies at the 2015 Annual Meeting.

Each Nominee and the Alternate Nominee has also executed a written consent to being named in this Proxy Statement and to serving as a director if elected and a representation by such person to the effect that, if elected, such Nominee or Alternate Nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time.

Except as set forth in this subsection or elsewhere in this Proxy Statement, (i) none of the Nominees or the Alternate Nominee will receive any compensation from any member of the Trian Group to serve as nominees for election or as a director, if elected, of the Company and (ii) there are no arrangements or understandings between the Nominees or the Alternate Nominee and any other party pursuant to which any such Nominee or Alternate Nominee, as applicable, was or is to be selected as a director or nominee or alternate nominee, as applicable.

Messrs. Myers, Winkleblack and Zatta may be deemed to have an interest in their nominations for election to the Board by virtue of the compensation such Nominees have received pursuant to each of their Director Nominee

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Consent and Indemnification Agreements, and may in the future receive from the Company if elected to the Board, as further described above in this Proxy Statement.

Trian could also be considered to have a material interest in Proposal 1 and Proposal 7 by virtue of having agreed pursuant to the Director Nominee Consent and Indemnification Agreements to compensate Messrs. Myers, Winkleblack and Zatta in consideration of such Nominees’ agreements to be a nominee for election to the Board.

Other Interests of the Participants

Set forth in the sections of this Proxy Statement titled “Proposal 1: Election of Directors— Biographical Information,” and “Information About the Trian Group and Other Participants,” which are incorporated herein by reference, are (if applicable) the (a) names and the business addresses of each of the Participants, (b) the present principal occupation or employment of each of the Participants and (c) the name, principal business and address of any corporation or other organization in which such employment is carried on.

Mr. Peltz is the Chief Executive Officer and a founding partner of Trian, a member of Trian Management GP and a partner and/or principal of certain of their respective affiliates. Mr. May is the Chief Operating Officer and a founding partner of Trian, a member of Trian Management GP and a partner and/or principal of certain of their respective affiliates, and Mr. Garden is the Chief Investment Officer and a founding partner of Trian, a member of Trian Management GP and a partner and/or principal of certain of their respective affiliates. As such, each of Messrs. Peltz, May and Garden shares in (i) management fees received by Trian which are based on the level of assets managed and (ii) performance-based fees and allocations received by Trian and such affiliates which are based on investment performance. Such management fees may be up to 2% of the assets under management and such performance-based fees and allocations may be up to 20% of the increase in the net asset value of the assets under management or the net profits in respect of the assets under management, which include the Shares held by funds and investment vehicles managed by Trian. Additionally, each of Messrs. Peltz, May and Garden is entitled to indemnification by each Trian Entity against certain liabilities and expenses arising from or in connection with certain matters relating to each such Trian Entity.

To the extent that the adoption of Proposal 7 could have the effect of counteracting any unilateral adoption, amendment or repeal of the Bylaws by the Board that purports to impede the effectiveness of Proposal 1, negatively impact the Trian Group’s ability to solicit and/or obtain proxies from stockholders of the Company or otherwise adversely affect stockholders’ ability to vote on Proposal 1, Trian and the other members of the Trian Group could be considered to have a material interest in Proposal 7. Each member of the Trian Group intends to vote the Shares owned by it in favor of Proposal 7.

Except as set forth in this subsection or elsewhere in this Proxy Statement, no Participant is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

Except as set forth in this subsection or elsewhere in this Proxy Statement, no Participant and no associate of any Participant has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

No Participant and no related person of any Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000.

During the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

There are no material proceedings in which any of the Nominees, the Alternate Nominee or any of their respective associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which

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any Nominee, Alternate Nominee or associate has a material interest adverse to the Company or any of its subsidiaries. During the last ten years, none of the Nominees or the Alternate Nominee were involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such Nominee or Alternate Nominee, as applicable, to become a director of the Company.

The corporate governance standards of the Company, which are available on the Company’s website at http://investors.dupont.com/files/doc_downloads/Governance%20Documents/11102014-Corporate-Governance-Guidelines-Final_v001_n33229.pdf, provide that determinations of independence shall be made in accordance with the definition of “independent” included in pertinent listing standards of the New York Stock Exchange and any applicable legal requirement. The Trian Group has no knowledge of any facts that would prevent the determination that each of the Nominees and the Alternate Nominee is independent in accordance with the corporate governance standards of the Company and the pertinent listing standards of the New York Stock Exchange.

None of the Nominees, the Alternate Nominee or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in, paragraphs (a)-(j) of Item 402 of Regulation S-K.

There exist no family relationships between any Nominee or the Alternate Nominee and any director or executive officer of the Company. Mr. Peltz is the father-in-law of Mr. Garden.

Except as otherwise disclosed in response to this section, there are no interlocking relationships that would have required disclosure had the Nominees or the Alternate Nominee been directors of the Company.

PROXY INFORMATION

The enclosed GOLD proxy card may be executed only by holders of record of Shares on the Record Date. If you were a stockholder of record on the Record Date, you will retain your voting rights at the 2015 Annual Meeting even if you sell your Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote your Shares on the GOLD proxy card, even if you sell your Shares after the Record Date. The Shares represented by each GOLD proxy card that is properly executed and returned to the Trian Group will be voted at the 2015 Annual Meeting in accordance with the instructions marked thereon. If you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction with respect to all of the Shares represented by the GOLD proxy card (i) to vote FOR the election of all of our Nominees (or, if applicable, the Alternate Nominee) and for the candidates who have been nominated by the Company other than Robert A. Brown, Alexander M. Cutler, Lois D. Juliber and Lee M. Thomas, (ii) to vote FOR the approval of Proposal 7 set forth in this Proxy Statement and (iii) to abstain from voting on Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 set forth in this Proxy Statement.

If you hold your Shares in the name of one or more brokerage firms, banks or nominees, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions to them to sign and return a GOLD proxy card representing your Shares. The Trian Group urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to The Trian Group, c/o MacKenzie Partners, 105 Madison Avenue, New York, New York 10016, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you are an employee of DuPont or one of its subsidiaries and participate in one of its employee plans, i.e., the DuPont 401(k) and Profit Sharing Plan, the DuPont Retirement Savings Plan, the Thrift Plan for Employees of Sentinel Transportation, LLC and the Solae Savings Investment Plan (the “Plans”), the enclosed GOLD voting instruction form indicates the aggregate number of Shares credited to your account as of March 17, 2015, the Record Date. If you timely submit your voting instructions to the Plan Trustee by following the instructions on the enclosed GOLD voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plans for which no voting instructions are received. The Trustee must receive your voting instructions no later than Monday, May 11, 2015 or, if you are voting via the

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Internet or by phone, by 11:59 p.m., Eastern Daylight Time, on Sunday, May 10, 2015. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the 2015 Annual Meeting.

REVOCATION OF PROXIES

Any stockholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the 2015 Annual Meeting by:

•	submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any White proxy cards which solicit a proxy in favor of all of the incumbent directors;

•	instructing the Trian Group by telephone or via the Internet as to how you would like your shares voted (instructions are on your GOLD proxy card);

•	attending the 2015 Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the 2015 Annual Meeting will not in and of itself constitute revocation of a proxy); or

•	delivering written notice of revocation either to the Trian Group c/o MacKenzie Partners, 105 Madison Avenue, New York, New York 10016, or the Corporate Secretary of DuPont at 1007 Market Street, D-9058, Wilmington, DE 19898, or any other address provided by the Company.

Although a revocation is effective if delivered to the Company, the Trian Group requests that either the original or a copy of any revocation be mailed to the Trian Group c/o MacKenzie Partners, 105 Madison Avenue, New York, New York 10016, so that the Trian Group will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors and the approval of Proposal 7 been received. The Trian Group may contact stockholders who have revoked their proxies.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO THE COMPANY, THE TRIAN GROUP URGES YOU TO REVOKE IT BY (1) SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES VOTED, (3) ATTENDING THE 2015 ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE TRIAN GROUP OR TO THE SECRETARY OF THE COMPANY.

QUORUM AND VOTING

Based on the Company’s Proxy Statement for the 2015 Annual Meeting, there were 905,946,751 Shares outstanding and entitled to vote on the Record Date. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the 2015 Annual Meeting. Each Share has one vote. Stockholders of the Company will not have rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the 2015 Annual Meeting. The presence, in person or by proxy, of holders of Shares representing a majority of the outstanding Shares eligible to vote at the 2015 Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the 2015 Annual Meeting.

Assuming a quorum is present or otherwise represented at the 2015 Annual Meeting, the 12 nominees receiving the highest number of votes cast will be elected. Assuming a quorum is present or otherwise represented at the 2015 Annual Meeting, each of the other proposals set forth in this Proxy Statement will be approved by the majority of the votes cast by the stockholders entitled to vote. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election and the vote on the other proposals set forth in this Proxy

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Statement. Abstentions and broker non-votes will have no effect on the election or these proposals since such actions do not represent votes cast.

Delaware law expressly provides for the authorization of proxies by electronic means. Accordingly, you may submit your proxy by telephone or the Internet. To submit a proxy with voting instructions by telephone please call the telephone number listed on the GOLD proxy card. Proxies may also be submitted over the Internet. Please refer to the GOLD proxy card for the website information. In each case stockholders will be required to provide the unique control number which has been printed on each stockholder’s GOLD proxy card. In addition to the instructions that appear on the GOLD proxy card, step-by-step instructions will be provided by a recorded telephone message for those stockholders submitting proxies by telephone, or at the designated website for those stockholders submitting proxies over the Internet. Stockholders submitting their proxies with voting instructions by telephone or over the Internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by Internet was successfully submitted.

YOUR VOTE IS EXTREMELY IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY OR INSTRUCT US BY TELEPHONE OR VIA THE INTERNET TO VOTE FOR THE ELECTION OF THE TRIAN GROUP’S NOMINEES AND FOR PROPOSAL 7 SET FORTH IN THIS PROXY STATEMENT.

COST AND METHOD OF SOLICITATION

Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may also be made by the Nominees and certain of the respective officers, partners and employees of Trian, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation.

Trian has engaged MacKenzie Partners, Inc. (the “Solicitation Agent”) in connection with solicitations relating to the 2015 Annual Meeting. The Solicitation Agent will receive fees to be mutually agreed upon by Trian and the Solicitation Agent based on customary fees for such services as they are provided, and reimbursement of reasonable out-of-pocket expenses for its services in connection with the solicitation. Approximately 175 people may be employed by the Solicitation Agent to solicit proxies from the Company’s stockholders for the 2015 Annual Meeting. Trian has agreed to indemnify the Solicitation Agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of all Shares held as of the record date. Trian will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

The entire expense of soliciting proxies for the 2015 Annual Meeting by the Trian Group is being borne by members of the Trian Group. The Trian Group will not seek reimbursement of such costs from the Company. Although no precise estimate can be made at this time, Trian currently estimates that the total expenses that the Trian Group will incur in furtherance of, or in connection with, the solicitation of proxies for the 2015 Annual Meeting will be $8,000,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, the Trian Group has incurred approximately $1,485,895 of solicitation expenses.

BACKGROUND TO THE SOLICITATION

In late June, 2013, Trian first reached out to the Company regarding initiatives we believed would create stockholder value. Edward P. Garden, Chief Investment Officer and a founding partner of Trian, called Ellen J. Kullman, Chair of the Board and Chief Executive Officer of the Company, to seek a meeting. Mr. Garden’s call was returned by Carl Lukach, Vice President of Investor Relations of the Company, who stated that Nicholas C. Fanandakis, Chief Financial Officer of the Company, and not Ms. Kullman, would return the call. A few days later Mr. Fanandakis called Mr. Garden and a meeting was scheduled to be held in July 2013 after the Company’s quarterly earnings call.

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On July 24, 2013, Mr. Garden, Matthew Peltz, a partner at Trian, and Brian Jacoby, a partner at Trian, met with management of the Company for the first time. Trian presented a “White Paper” describing its views on how the Company could improve its operating performance and provided hard copies of the presentation to the Company’s management team. As noted in the presentation, the Trian representatives explained that Trian is a long-term shareholder whose goal is to work constructively with management in a private manner to maximize shareholder value. The Trian representatives noted that Trian was one of the Company’s largest stockholders, and it was concerned about the Company’s long history of underperformance and believed that the Company’s conglomerate structure was destroying value by overwhelming management with complexity and resulting in excessive holding company costs. The presentation explained Trian’s view that separation is a “means to an end” and would increase the probability that the Company would close the significant operating margin gap with peers (e.g., less bureaucracy, more focus, more accountability and elimination of holding company costs) and allow for a multiple re-rating. Trian’s presentation also included a summary of Trian’s financial model for the Company. Trian offered to meet again with the Company and/or its advisors at their earliest convenience to review the details and assumptions underlying Trian’s investment thesis.

On August 9, 2013, Mr. Jacoby called Mr. Lukach to follow up with Trian’s offer to assist the Company and its advisors in their review of Trian’s financial model and investment thesis. On August 13, 2013, Mr. Fanandakis spoke with Mr. Garden regarding a second meeting. He noted that the Company needed more time to review Trian’s materials and prepare for a second meeting because management had been preoccupied with preparation of the Company’s earnings release.

On September 18, 2013, a second meeting took place between the Company, the Company’s financial advisors and representatives of Trian, including Mr. Garden, Mr. Matthew Peltz and Mr. Jacoby. Trian again discussed its “White Paper” and financial model. Among other things, the parties discussed the deterioration in Danisco’s performance since its acquisition by the Company. The Company’s advisors challenged Trian’s analysis. However, Trian explained that it had used publicly available financial information to measure Danisco’s organic growth and profit margins both before and after Danisco’s takeover by the Company and provided the source material underlying its analysis. Based on the discussions held during the meeting, Trian became concerned that the Company’s financial advisors had not sufficiently reviewed Trian’s financial model.

On September 20, 2013 and September 30, 2013, representatives of Trian called Mr. Fanandakis and Mr. Lukach, respectively, to follow up and offer assistance with Trian’s model and to discuss the timeline for further dialogue.

Throughout early October, 2013, Trian made numerous attempts to establish a dialogue with Ms. Kullman and other Company representatives regarding Trian’s proposals for improving stockholder value. For example, Trian proposed a sub-committee or “all-hands” conference call to facilitate a comprehensive review of Trian’s “White Paper” if Ms. Kullman and Mr. Fanandakis were unavailable to meet with Trian. Trian also offered to send representatives to the Company’s offices in Delaware to engage again in person with the Company’s management and advisors regarding Trian’s model. On October 3, 2013, Mr. Lukach left a voicemail stating that a sub-committee call was a good idea and promised to send convenient times and dates. However, multiple calls were delayed or cancelled by the Company.

On October 10, 2013, Mr. Garden attempted to speak to Ms. Kullman but received an email from Mr. Lukach requesting that Mr. Garden only converse with Mr. Fanandakis. On October 14, 2013, Mr. Garden called Mr. Lukach and explained that Trian wished to speak to Ms. Kullman in her capacity as CEO and Chair of the Board and that if Ms. Kullman did not wish to speak to Trian, Trian would reach out to the Company’s Lead Director, Alexander M. Cutler.

During an October 15, 2013 telephone call among Mr. Garden, Ms. Kullman and Mr. Fanandakis, Mr. Garden reiterated Trian’s commitment to devote the necessary time for Trian to explain, and for the parties to debate, the details and assumptions behind Trian’s financial model and investment thesis. Mr. Garden also expressed an interest in working with the Company on a collaborative basis and avoiding a public confrontation with the Company. However the call was immediately terminated by Ms. Kullman and Mr. Fanandakis after Mr. Garden suggested that if common ground could not be found, one option that had not been discussed but that he wanted to “put on the table” was the possibility of adding Mr. Garden and a mutually acceptable industry executive to the

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Board. Following the October 15, 2013 call, the Company cancelled a scheduled October 16, 2013 call between the Company’s advisors and Trian to discuss Trian’s model. As a result, Trian determined that further communication would need to be directed to Mr. Cutler, the Company’s Lead Director.

On October 23, 2013, Mr. Jacoby emailed Mr. Lukach and asked to be included in an investor field trip to DuPont Pioneer on November 19, 2013 that was being hosted by Deutsche Bank. On October 28, 2013, Mr. Lukach sent the following email response to Mr. Jacoby: “Brian, in light of recent events, it would not be appropriate for you to attend.”

On October 25, 2013, Ms. Kullman and Mr. Fanandakis informed Mr. Garden that the Board had rejected Trian’s analysis and conclusions for improving operating performance outlined in Trian’s “White Paper” and that the Board would not consider him as a director.

On November 5, 2013, Trian and CalSTRS sent a letter to Mr. Cutler, voicing their concern that despite repeated attempts to engage in constructive dialogue over the prior four months, Trian had only two meetings with senior management and/or the Company’s advisors and only one of which included Ms. Kullman. The letter also expressed concern over the Company’s continued inability to meet its financial projections. Based on the lack of interaction with management, Trian requested a meeting with the Board to share such concerns.

On November 11, 2013, Trian received a letter from Mr. Cutler in which he stated that he would attempt to schedule a mutually convenient date for a meeting.

On November 15, 2013 Trian and CalSTRS sent a letter to Mr. Cutler in response to his November 11, 2013 letter, stating, among other things, that they believed that Trian had been constructive, respectful and patient in spite of the dearth of communication and an apparent unwillingness to engage on the part of the Company and reiterating that as large stockholders of the Company that they were highly motivated to see management and the various businesses that comprise the Company thrive. The letter also noted that Mr. Garden’s fundamental message on the October 15, 2013 call with Ms. Kullman and Mr. Fanandakis was that Trian wanted to avoid a public confrontation with the Company and that if Mr. Garden and a mutually acceptable industry executive joined the Board, Trian was prepared to rely on the “power of the argument” in the boardroom.

On December 10, 2013, representatives of Trian, including Mr. Garden, Mr. Matthew Peltz and Mr. Jacoby, and representatives of CalSTRS met with Mr. Cutler and Company management to discuss how to maximize value for Company stockholders. Trian distributed copies of discussion materials, which endorsed the Company’s decision to separate its Performance Chemicals business and proposed dividing the remaining conglomerate into two more logically assembled companies: “GrowthCo,” which would consist of the Company’s faster growing business segments, and “CyclicalCo,” which would consist of the Company’s reliable cash generating businesses. While Trian emphasized that it desired a collaborative solution, it also reiterated its suggestion that a Trian presence on the Board would be a reasonable alternative to ensure that stockholders’ views would be heard by the Board. Mr. Cutler asserted that the Board would hold the Company’s management accountable, and encouraged Trian to hold the Board accountable, if the Company failed to meet its stated operating targets. As a result of this meeting, and, in particular, because Mr. Cutler expressed confidence the Company would meet stated targets for growth in 2014, Trian determined not to submit a notice to nominate directors at the Company’s 2014 annual meeting.

On February 10, 2014, Trian and CalSTRS sent a letter to Mr. Cutler to share their analysis of the Company’s fourth quarter performance and 2014 guidance. The letter noted that Trian and CalSTRS were encouraged to hear from Mr. Cutler that the Board intended to hold management accountable for achieving operating targets and that Mr. Cutler believed that it was appropriate for stockholders to likewise hold the Board accountable for these same targets. However, the letter also expressed the concern that management would continue to miss promised performance targets and that the Board was not doing enough to confront the problems posed by the Company’s complex conglomerate structure.

On March 5, 2014, Mr. Cutler responded to the February 10 letter by noting his continued belief that the Company’s five year, long-term rolling growth targets of 7 percent revenue growth and 12 percent operating

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earnings growth are “both appropriate and achievable” and underscoring the Board’s full endorsement of management’s plan to achieve them.

On June 27, 2014, Mr. Garden, Mr. Matthew Peltz and Mr. Jacoby discussed with Ms. Kullman the Company’s announcement that it was lowering 2014 EPS guidance, which would result in the Company missing its initial guidance for the third year in a row. As shown in the table below, the Company’s adjusted earnings per share (“adjusted EPS”) was less than its annual earnings guidance during fiscal year 2012 (“FY 2012”), fiscal year 2013 (“FY 2013”) and fiscal year 2014 (“FY 2014”):

	Initial Guidance Range	Adjusted EPS[1]
FY 2012	$4.35 - $4.55	$3.77
FY 2013	$3.85 - $4.05	$3.61
FY 2014	$4.20 - $4.55	$3.78

Furthermore, in December 2011, the Company announced its expectation that it would grow earnings at 12% (compounded annually), but the Company has failed to reach this level of earnings growth during any annual period between FY 2012- FY 2014 by a significant margin. Adjusted EPS growth from FY 2011-FY 2012 was -12.7%, from FY 2012-FY 2013 was -4.2%, and from FY 2013-FY 2014 was 4.7%.2

In light of the above, Trian stated that it could no longer be passive while management continued to falter operationally and again suggested that adding one of its principals to the Board would be a reasonable solution to avoid a public confrontation and ensure that stockholders’ views would be heard by the Board.

On August 6, 2014, Mr. Garden was advised by Mr. Cutler that the Company would not offer Trian a seat on the Board. Mr. Garden advised Mr. Cutler that Trian believed it was not a productive use of the Company’s time and resources to engage in a proxy contest and requested that the Company reconsider its position. On August 12, 2014, Mr. Cutler advised Trian that the Company had not changed its mind and that Trian’s proposal to add one of its principals to the Board had been unanimously rejected by the Board.

On September 16, 2014, Trian sent a letter, together with a summary of its proposed strategic and operating initiatives to the Board. The letter and the summary described the lack of open dialogue between the Company’s management and Trian, the Company’s record of underperformance and Trian’s view as to how the Company could improve stockholder value through improvement of the Company’s financial performance, which could best be achieved by separating its current conglomerate structure into parts. On September 17, 2014, Trian also made the letter and the summary publicly available.

On September 26, 2014, Nelson Peltz, Chief Executive Officer and a founding partner of Trian, called Ms. Kullman’s office in an attempt to set up a meeting. Mr. Peltz was subsequently informed that Ms. Kullman was traveling and was not available. Mr. Peltz sent a follow-up letter to Ms. Kullman on October 2, 2014 and called Mr. Cutler in an attempt to schedule a meeting with Ms. Kullman. Mr. Peltz’s assistant received a call from Mr. Cutler’s assistant on October 8, 2014 informing her that Mr. Cutler was travelling, but would call Mr. Peltz the following week.

[1]	In order to calculate adjusted EPS, Trian has adjusted the FY 2013 and FY 2014 “operating EPS” figures reported by the Company by deducting certain non-recurring benefits (aggregating $0.27 per share and $0.23 per share, respectively) that were not incorporated in the Company’s initial guidance. Since these items were non-recurring, Trian believes that they should not be included in the Company’s operating EPS as they are not reflective of the ongoing operating performance of the Company. Trian has also adjusted the initial guidance reported by the Company for FY 2012 to reflect changes in reporting methodology adopted by the Company during the course of the year. Trian does not believe that it is appropriate for the Company to change the methodology by which it computes earnings during the course of the fiscal year or to add back one-time items and claim that it has met its guidance. Accordingly, Trian believes that each of the adjustments that it has made is both appropriate and necessary to ensure an accurate comparison of the Company’s initial guidance with its earnings in FY 2012, FY 2013 and FY 2014.
[2]	Adjusted EPS for FY 2011 was $4.32. In order to calculate this number, Trian adjusted the FY 2011 “operating EPS” figure reported by the Company to reflect changes in reporting methodology adopted by the Company during 2012. Trian believes this adjustment is necessary to ensure an accurate comparison of FY 2011 earnings with earnings reported during subsequent periods.

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On October 16, 2014, Mr. Peltz and Mr. Cutler spoke briefly by phone about the difficulty Mr. Peltz had been having in setting up a meeting with Ms. Kullman, but Mr. Peltz noted that a meeting date had now been set. Mr. Peltz and Mr. Cutler did not have any substantive discussions about Trian Board representation or other matters during the call.

On October 29, 2014, Mr. Peltz and Ms. Kullman met for the first time and discussed their views regarding the Company. In addition to focusing on the performance of the Company, they discussed Ms. Kullman’s sale of a substantial portion of her shares of DuPont stock and Trian’s exercise of its options for DuPont stock. In addition, Mr. Peltz formally requested representation on the Company’s Board for himself.

On November 14, 2014, Mr. Peltz was informed by Ms. Kullman that the Board had unanimously decided not to offer any Board representation to Trian. Mr. Peltz informed Ms. Kullman that, in his view, it appeared that the Board, in deciding not to offer Trian representation on the Board, had instead decided that it preferred to engage in a proxy contest.

On December 10, 2014, representatives of Trian, including Mr. Peltz, Peter W. May, President and a founding partner of Trian, and Mr. Garden, met with the Company’s financial advisors. Trian’s representatives tried to emphasize that they wanted to work out a constructive and collaborative solution, but that if the Company continued to ignore Trian’s suggestions it would have no choice but to go public with proposed nominees for the Board. The Company’s advisors communicated that the Board was “resolute” that it would not appoint any Trian nominees to the Board and instead preferred to engage in a proxy contest.

On January 8, 2015, certain members of the Trian Group delivered a letter to the Company informing the Company of their intention to appear in person or by proxy at the 2015 Annual Meeting to nominate the Nominees (and, if applicable, the Alternate Nominee) and to submit a proposal to repeal any amendments to the Company’s Bylaws adopted by the Board and not by the stockholders of the Company after August 12, 2013. On January 8, 2015, the Company issued a press release stating, among other things, that the Company’s Corporate Governance Committee (the “Committee”) would review the Trian Group’s proposed nominees and make a recommendation in the best interests of all stockholders.

On January 9, 2015, Trian submitted a request for certain stocklist materials and other books and records pursuant to Section 220 of the Delaware General Corporation Law.

On January 14, 2015, a representative of Trian spoke with a representative of the Company regarding the Committee’s invitation (sent by letter dated January 13, 2015 to Trian’s outside counsel) to interview the Nominees other than Mr. Peltz. The Trian representative confirmed that the Nominees were generally available for interviews, but expressed disappointment over the fact that the Committee did not want to interview Mr. Peltz because of their stated position that Mr. Cutler and Ms. Kullman had already spoken to Mr. Peltz and that the Committee was familiar with Mr. Peltz’s qualifications. Mr. Peltz had never met the members of the Committee and the Trian representative explained that Trian believed it appropriate for the entire Committee to meet with Mr. Peltz in order to gain additional insight into his qualifications to serve on the Board.

On January 25, 2015, each of the Nominees (other than Mr. Peltz) met with Ms. Kullman and Committee member Marillyn A. Hewson, in person, and Mr. Cutler by video conference. No other members of the Committee participated in such meetings.

On January 30, 2015, Mr. Peltz met with Ms. Hewson, in person, and Mr. Cutler by video conference. Prior to the meeting, a representative of Trian inquired as to whether the other members of the Committee would be available to participate, but was informed that Committee member Bertrand P. Collomb was in Europe and Committee member Curtis J. Crawford was in California and therefore neither would be able to personally attend the meeting. Trian’s representative was also informed that Mr. Crawford would not be able to attend the meeting via video conference.

On February 4, 2015, Mr. Peltz met with Ms. Kullman and Mr. Cutler. At the meeting, Ms. Kullman and Mr. Cutler offered to consider any one of the Nominees other than Mr. Peltz as an additional Board member,

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provided that the Trian Group would agree to withdraw its slate of nominees and support the Company’s nominees. They did not disclose their rationale for their unwillingness to consider Mr. Peltz as a Board member. Ms. Kullman and Mr. Cutler indicated that the Board was planning to announce the appointment of two new individuals to the Board. Ms. Kullman and Mr. Cutler told Mr. Peltz that if the Trian Group agreed to keep the identities of such individuals confidential for an unspecified period of time, the Company would share their names with Mr. Peltz. Mr. Peltz advised Ms. Kullman and Mr. Cutler not to share the names of the individuals with him.

On the morning of February 5, 2015, the Company announced that, effective immediately two individuals selected by the Company, Edward D. Breen and James L. Gallogly, would be appointed to the Company’s Board to replace two outgoing members who would be transitioning to the Board of Chemours. Later in the morning, Ms. Kullman and Mr. Cutler publicly released and delivered to Mr. Peltz a letter regarding the Board’s decision to appoint Messrs. Breen and Gallogly to the Board, rather than the Nominees. The Trian Group notes that it has no affiliation with either individual. In early 2014, Trian had preliminary discussions with Mr. Breen regarding his potential engagement as an advisor to Trian. These discussions ceased in the early spring of 2014, and did not result in any engagement by Trian of Mr. Breen. In late 2014, Trian had preliminary discussions with Mr. Gallogly regarding Mr. Gallogly’s potential inclusion in a Trian slate of proposed directors for the Company if Trian decided to nominate directors. Trian and Mr. Gallogly did not reach an agreement, and accordingly, Mr. Gallogly was not included in Trian’s slate of proposed directors that was provided to the Company on January 8, 2015.

Later that day, Trian issued a statement regarding the Company. Trian noted that the appointment of the two new independent directors was another positive development at the Company since Trian first became involved with the Company in March 2013, but that there was still much more value to be unlocked. The press release also noted that Trian is one of the largest stockholders of the Company and that, if elected, the Nominees, and specifically Mr. Peltz, would bring strong records of value creation, relevant operating expertise and new and different perspectives to the Board. Trian became a large stockholder of the Company because it believes the Company could operate at a substantially higher level. Appointing Trian’s Nominees to the Board would be critical to ensuring Trian’s proposals are thoughtfully considered by the Board.

On February 11, 2015, the Trian Group publicly filed its preliminary proxy statement and Trian launched www.DuPontCanBeGreat.com to provide stockholders with information about the 2015 Annual Meeting, the Nominees and Trian’s thesis for improving the financial performance of the Company. On the same date, Trian also issued an in-depth White Paper analyzing the Company’s underperformance and detailing initiatives that Trian believes the Company should take to improve financial and operational performance and corporate governance. Trian also sent a letter to stockholders discussing the Company’s track record of underperformance and the credentials of the Nominees.

On February 23, 2015, the Trian Group sent a letter to the Board requesting that the Company allow stockholders to use a universal proxy card to vote for directors at the 2015 Annual Meeting. The letter noted that a universal proxy card would allow stockholders to choose the best directors from among all candidates (rather than choosing between either the Trian slate or the Company slate), and would reflect best-in-class corporate governance by providing stockholders with maximum freedom of choice.

On February 27, 2015, the Company filed its preliminary proxy statement.

On March 3, 2015, the Company publicly released and delivered to Mr. Peltz a letter stating that the Board had rejected Trian’s request that the Company adopt a universal proxy card to elect directors at the 2015 Annual Meeting. Later that day, Trian issued a statement expressing disappointment at the Board’s decision to reject a mechanism that it believed would result in the election of the most qualified directors among the best of all candidates.

On March 11, 2015, Trian received a call from one of the Company’s largest stockholders who advised Trian that it was encouraging Trian and the Company to try and resolve the proxy contest so that the Company could avoid a costly and disruptive proxy contest. As a result of that call, Mr. Peltz contacted Ms. Kullman and requested an in-person meeting. Because of Ms. Kullman’s personal schedule, that proved to be impossible. Instead, a telephone call was arranged for that evening between Mr. Peltz, Ms. Kullman and Mr. Cutler. During that phone call, Mr. Peltz advised Ms. Kullman and Mr. Cutler that he had placed his initial phone call to Ms. Kullman shortly

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after Trian received the call from one of the Company’s largest stockholders encouraging both sides to resolve the proxy contest. Mr. Cutler advised Mr. Peltz that the Company’s previous proposal -- adding to the Board one Nominee other than Mr. Peltz (which Nominee would be selected by the Company) -- was still on the table. Mr. Peltz instead offered the following new settlement proposal: one of the Nominees and Mr. Peltz would be nominated to join the Board (and that these two new directors could be added to the existing Board so that no incumbent directors would have to resign). The other two Nominees would be appointed to the new Chemours board which is in the process of being formed in connection with the planned spin-off of Chemours later this year. In addition, Mr. Peltz advised Ms. Kullman and Mr. Cutler that the second part of the settlement proposal was that Chemours’ corporate governance be enhanced to eliminate various shareholder unfriendly provisions, including a staggered board and supermajority voting provisions. Mr. Cutler responded that he “didn’t think that [Trian’s proposal] was a big step” but that he and Ms. Kullman would present it to the Board. Later that evening, Ms. Kullman sent Mr. Peltz an email reiterating the Company’s earlier proposal -- one Nominee other than Mr. Peltz -- and stating that such proposal still provides a “sound path” to move forward. She further stated that Trian’s current proposal would be conveyed to the Board and that the Company would revert shortly after the Board met with a response.

On March 12, 2015, Mr. Peltz responded to Ms. Kullman’s email with the following email: “We are disappointed in your response to our proposal. After a discussion with and at the request of one of your largest shareholders, we were encouraged to propose a resolution that would avoid a costly and disruptive proxy contest. We suggested that I and one other Trian nominee be nominated for election to the Board and that our other two nominees be appointed to the board of Chemours, your performance chemicals segment which is being spun-off from DuPont and that Chemours’ corporate governance be enhanced to eliminate various shareholder unfriendly provisions. While you have said that you will bring this proposal to your Board, your email does not evidence any enthusiasm for achieving a constructive resolution. Instead, you seem to be pushing your original proposal under which DuPont would nominate to the Board only one Trian nominee, other than me. Further, you have indicated that, under no circumstances, will you consider nominating me. Frankly, we fail to understand why DuPont is afraid of a Trian presence on the Board. With nearly a $2 billion investment in DuPont, we bring an ownership mentality and relevant operating experience into the Boardroom. Good information and analysis benefits management, all Board members and all shareholders -- and this is what we bring to the table. We are hopeful that the DuPont Board will accept our proposal and put an end to the wasteful expenditure of management time and stockholder funds that serves no purpose other than to keep off the Board well qualified stockholder nominees with a substantial economic interest in the company.”

On March 13, 2015, Mr. Peltz received a letter from Ms. Kullman and Mr. Cutler informing him that the Board has unanimously rejected Trian’s settlement proposal for resolving the proxy contest.

On March 23, 2015, the Company filed its definitive proxy statement.

OTHER PROPOSALS

Except for those proposals set forth under “Other Matters To Be Considered At The Annual Meeting” in this Proxy Statement, we are not aware of any other matters to be considered at the 2015 Annual Meeting. If, however, the Trian Group learns of any other proposals made at a reasonable time before the 2015 Annual Meeting, the Trian Group will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the GOLD proxy card solicited by the Trian Group will vote such proxies in their discretion with respect to such matters.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this Proxy Statement that are not historical facts are based on current expectations, speak only as of the date of this Proxy Statement and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements

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expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Trian Group. Although the Trian Group believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this Proxy Statement, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this Proxy Statement will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this Proxy Statement, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, Trian Group will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this Proxy Statement to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

OTHER INFORMATION ABOUT THE COMPANY

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 1007 Market Street, Wilmington, DE 19898.

Certain information regarding the compensation of directors and executive officers and certain other matters regarding the Company and its officers and directors is required to be contained in the Company’s Proxy Statement. Certain other information regarding the 2015 Annual Meeting, as well as procedures for submitting proposals for consideration at the 2015 Annual Meeting, is also required to be contained in the Company’s Proxy Statement. Please refer to the Company’s Proxy Statement to review this information. Please note that because the Trian Group was not involved in the preparation of the Company’s Proxy Statement, the Trian Group cannot reasonably confirm the accuracy or completeness of certain information contained in the Company’s Proxy Statement.

The information concerning the Company and the proposals in the Company’s Proxy Statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although the Trian Group has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date we have not had access to the books and records of the Company related to such information and statements, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is based only on the knowledge of the Trian Group.

Dated: March 25, 2015

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Annex A-1

FORM OF DIRECTOR NOMINEE CONSENT AND INDEMNIFICATION AGREEMENT FOR MESSRS.
MYERS, WINKLEBLACK AND ZATTA

Trian Fund Management, L.P.

280 Park Avenue, 41st Floor

New York, New York 10017

December ___, 2014

[Name]

[Address]

[Address]

Dear [______]:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to be submitted by certain affiliates of the undersigned (the “Nominating Parties”), to stand for election as a director of E.I. du Pont de Nemours and Company, a Delaware corporation (“DuPont”), in connection with a proxy solicitation (the “Proxy Solicitation”) which the Nominating Parties are considering and which would be conducted by the undersigned and certain other parties in respect of the 2015 annual meeting of stockholders of DuPont that is expected to take place in or about April 2015 (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”) or appointment or election by other means. You further agree to serve as a director of DuPont if so elected or appointed. The undersigned agrees to pay you a one-time fee of $100,000 (the “Fee”) promptly following receipt from you of the completed Questionnaire and the executed Consent (each as defined below). The undersigned also agrees, on behalf of its affiliated funds and investment vehicles, to promptly reimburse you for any reasonable out-of-pocket expenses you incur in connection with the Proxy Solicitation, including reasonable expenses for travel requested by us in connection with the Proxy Solicitation.

You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate and, if elected or appointed, to serve as a director of DuPont, if such nominee later changes his mind and determines not to serve on the Slate or, if elected or appointed, to serve as a director of DuPont. Accordingly, the undersigned is relying upon your agreement to serve on the Slate and, if elected or appointed, to serve as a director of DuPont. In that regard, you have been supplied with a questionnaire (the “Questionnaire”) in which you are to provide the undersigned with information necessary for the Nominating Parties to make appropriate disclosure to DuPont and to use in preparing the proxy solicitation materials to be sent to stockholders of DuPont and filed with the Securities and Exchange Commission in connection with the Proxy Solicitation (the “Proxy Solicitation Materials”) and other public disclosures. You further understand and agree that you will be required to refund the Fee, and shall not be entitled to any further expense reimbursements, if at any time you indicate a refusal to serve as a member of the Slate or as a director DuPont, or if at the time of your election or appointment, your service as a director would violate any applicable law or regulation.

You agree that (i) you will promptly complete and sign the Questionnaire and return a copy to the person indicated in the Questionnaire, (ii) your responses in the Questionnaire will be true, complete and correct to the best of your knowledge in all respects, and you will promptly inform the

1

undersigned if you become aware of any changes that should be made to your responses as a result of any subsequent development and (iii) you will provide any additional information as may be requested by the undersigned. You acknowledge that the undersigned will rely upon your responses to the Questionnaire to make appropriate disclosure to DuPont and to use in preparing the Proxy Solicitation Materials and other public disclosures. In addition, you agree that, concurrently with your execution of this letter, you will execute and return to the person indicated in the Questionnaire the attached instrument confirming that you consent to being nominated for election as a director of DuPont and, if elected or appointed, that you consent to serving as a director of DuPont (the “Consent”). Upon being notified that we have chosen to include you as a member of the Slate, we may forward your Consent to DuPont, and we may at any time, in our discretion, disclose the Questionnaire (or a summary thereof) or the information contained therein, as well as the existence and contents of this letter. Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you, and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith.

You agree that you will hold in strict confidence and will not use nor disclose to third parties any non-public information relating to the Proxy Solicitation which is confidential or proprietary in nature (including the existence and contents of this letter, to the extent such information has not been publicly disclosed).

The undersigned agrees on behalf of its affiliated funds and investment vehicles that, so long as you actually serve on the Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all direct, out-of-pocket losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs and reasonable expenses and disbursements (including reasonable attorneys’ fees and expenses, to the extent contemplated below) (collectively, the “Liabilities and Expenses”)) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof, (i) relating to your role as a nominee for director of DuPont on the Slate, or (ii) otherwise arising from or in connection with or relating to the Proxy Solicitation. Your right of indemnification hereunder shall continue after the Annual Meeting has taken place but only for events that occurred prior to the Annual Meeting and subsequent to the date hereof. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any actions taken by you as a director of DuPont, if you are elected or appointed. Nothing herein shall be construed to provide you with indemnification to the extent the Liabilities and Expenses resulted from (i) you having been found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Solicitation, unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; (ii) you having acted in a manner that constitutes gross negligence, bad faith or willful misconduct; or (iii) you having provided false or misleading information, or omitted material information, in the Questionnaire or otherwise in connection with the Proxy Solicitation. You shall promptly provide the undersigned with written notice of any third-party claims actually made against you or known by you to be threatened (along with any supporting documentations in your possession) if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, the undersigned, in its sole discretion, shall be entitled to promptly assume control of the defense of such claim with

2

counsel chosen by the undersigned. If the undersigned does not elect to assume control of the defense of such claim, or if an actual conflict of interest would be created as a result of the same counsel representing both you and the undersigned, you shall have the right to employ your own counsel that is reasonably satisfactory to us, in which case we shall indemnify you for any out-of-pocket, reasonable attorneys’ fees and expenses incurred by such counsel in connection with such claim. Notwithstanding anything to the contrary in this letter, the undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes (i) no admission of liability or guilt by you, and (ii) an unconditional release of you from any and all liability or obligation in respect of such claim.

Notwithstanding the foregoing paragraph, the undersigned shall not be required to indemnify you for any Liabilities and Expenses to the extent you have otherwise actually received payment (under any insurance policy, by-law or otherwise) of such amounts otherwise indemnifiable hereunder. In addition, you shall be required to reimburse us for any indemnification payments made to you for any Liabilities and Expenses to the extent that you subsequently receive payment of such amounts from another source.

Each of the parties to this letter acknowledge that you are not acting as an agent or employee of the undersigned and you are not assuming any duties or obligations to the undersigned, other than those expressly set forth in this letter. You further acknowledge that the undersigned shall be under no obligation to nominate you for election as a director of DuPont. Each of the parties to this letter also acknowledges that, should you be elected or appointed to the Board of Directors of DuPont, all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties, as applicable, to DuPont and to the stockholders of DuPont and, as a result, that there is, and can be, no agreement between you and the undersigned that governs the decisions which you will make as a director of DuPont.

This letter shall automatically terminate on the earliest to occur of (i) the conclusion of the Annual Meeting (regardless of the outcome) or (ii) our communication to you of our intent not to proceed with the Proxy Solicitation, provided that the provisions contained in the last five paragraphs of this letter shall survive any termination of this letter.

This letter sets forth the entire agreement between the undersigned and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the undersigned and you. This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each party to this letter hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this letter shall be brought in a New York State or Federal court located in New York City, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

[Signature Page Follows]

3

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

TRIAN FUND MANAGEMENT, L.P.

By:	Trian Fund Management GP, LLC,
its general partner

By:
Name:
Title: Member

Agreed to and accepted as

of the date first written above

Name:
4

Annex A-2

FORM OF DIRECTOR NOMINEE CONSENT AND INDEMNIFICATION AGREEMENT FOR MESSRS.
PELTZ AND GARDEN

Trian Fund Management, L.P.

280 Park Avenue, 41st Floor

New York, New York 10017

December __, 2014

[Name]

[Address]

[Address]

Dear [______]:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to be submitted by certain affiliates of the undersigned (the “Nominating Parties”), to stand for election as a director of E.I. du Pont de Nemours and Company, a Delaware corporation (“DuPont”), in connection with a proxy solicitation (the “Proxy Solicitation”) which the Nominating Parties are considering and which would be conducted by the undersigned and certain other parties in respect of the 2015 annual meeting of stockholders of DuPont that is expected to take place in or about April 2015 (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”) or appointment or election by other means. You further agree to serve as a director of DuPont if so elected or appointed. The undersigned agrees, on behalf of its affiliated funds and investment vehicles, to promptly reimburse you for any reasonable out-of-pocket expenses you incur in connection with the Proxy Solicitation, including reasonable expenses for travel requested by us in connection with the Proxy Solicitation.

You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate and, if elected or appointed, to serve as a director of DuPont, if such nominee later changes his mind and determines not to serve on the Slate or, if elected or appointed, to serve as a director of DuPont. Accordingly, the undersigned is relying upon your agreement to serve on the Slate and, if elected or appointed, to serve as a director of DuPont. In that regard, you have been supplied with a questionnaire (the “Questionnaire”) in which you are to provide the undersigned with information necessary for the Nominating Parties to make appropriate disclosure to DuPont and to use in preparing the proxy solicitation materials to be sent to stockholders of DuPont and filed with the Securities and Exchange Commission in connection with the Proxy Solicitation (the “Proxy Solicitation Materials”) and other public disclosures. You further understand and agree that you shall not be entitled to any further expense reimbursements if at any time you indicate a refusal to serve as a member of the Slate or as a director DuPont, or if at the time of your election or appointment, your service as a director would violate any applicable law or regulation.

You agree that (i) you will promptly complete and sign the Questionnaire and return a copy to the person indicated in the Questionnaire, (ii) your responses in the Questionnaire will be true, complete and correct to the best of your knowledge in all respects, and you will promptly inform the

1

undersigned if you become aware of any changes that should be made to your responses as a result of any subsequent development and (iii) you will provide any additional information as may be requested by the undersigned. You acknowledge that the undersigned will rely upon your responses to the Questionnaire to make appropriate disclosure to DuPont and to use in preparing the Proxy Solicitation Materials and other public disclosures. In addition, you agree that, concurrently with your execution of this letter, you will execute and return to the person indicated in the Questionnaire the attached instrument confirming that you consent to being nominated for election as a director of DuPont and, if elected or appointed, that you consent to serving as a director of DuPont (the “Consent”). Upon being notified that we have chosen to include you as a member of the Slate, we may forward your Consent to DuPont, and we may at any time, in our discretion, disclose the Questionnaire (or a summary thereof) or the information contained therein, as well as the existence and contents of this letter. Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you, and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith.

The undersigned agrees on behalf of its affiliated funds and investment vehicles that, so long as you actually serve on the Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all direct, out-of-pocket losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs and reasonable expenses and disbursements (including reasonable attorneys’ fees and expenses, to the extent contemplated below) (collectively, the “Liabilities and Expenses”)) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof, (i) relating to your role as a nominee for director of DuPont on the Slate, or (ii) otherwise arising from or in connection with or relating to the Proxy Solicitation. Your right of indemnification hereunder shall continue after the Annual Meeting has taken place but only for events that occurred prior to the Annual Meeting and subsequent to the date hereof. Anything to the contrary in this paragraph notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any actions taken by you as a director of DuPont, if you are elected or appointed. Nothing in this paragraph shall be construed to provide you with indemnification to the extent the Liabilities and Expenses resulted from (i) you having been found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Solicitation, unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; (ii) you having acted in a manner that constitutes gross negligence, bad faith or willful misconduct; or (iii) you having provided false or misleading information, or omitted material information, in the Questionnaire or otherwise in connection with the Proxy Solicitation. You shall promptly provide the undersigned with written notice of any third-party claims actually made against you or known by you to be threatened (along with any supporting documentations in your possession) if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, the undersigned, in its sole discretion, shall be entitled to promptly assume control of the defense of such claim with counsel chosen by the undersigned. If the undersigned does not elect to assume control of the defense of such claim, or if an actual conflict of interest would be created as a result of the same counsel representing both you and the undersigned, you shall have the right to employ your own counsel that is reasonably satisfactory to us, in which case we shall indemnify you for any out-of-pocket, reasonable attorneys’

2

fees and expenses incurred by such counsel in connection with such claim. Notwithstanding anything to the contrary in this paragraph, the undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes (i) no admission of liability or guilt by you, and (ii) an unconditional release of you from any and all liability or obligation in respect of such claim.

Notwithstanding the foregoing paragraph, the undersigned shall not be required to indemnify you for any Liabilities and Expenses to the extent you have otherwise actually received payment (under any insurance policy, by-law or otherwise) of such amounts otherwise indemnifiable hereunder. In addition, you shall be required to reimburse us for any indemnification payments made to you for any Liabilities and Expenses to the extent that you subsequently receive payment of such amounts from another source.

Each of the parties to this letter acknowledges that you are not assuming any duties or obligations to the undersigned as a result of this letter, other than those expressly set forth herein. You further acknowledge that the undersigned shall be under no obligation to nominate you for election as a director of DuPont. Each of the parties to this letter also acknowledges that, should you be elected or appointed to the Board of Directors of DuPont, all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties, as applicable, to DuPont and to the stockholders of DuPont and, as a result, that there is, and can be, no agreement between you and the undersigned that governs the decisions which you will make as a director of DuPont.

This letter shall automatically terminate on the earliest to occur of (i) the conclusion of the Annual Meeting (regardless of the outcome) or (ii) our communication to you of our intent not to proceed with the Proxy Solicitation, provided that the provisions contained in the last five paragraphs of this letter shall survive any termination of this letter.

This letter sets forth the entire agreement between the undersigned and you as to the subject matter contained herein, provided that nothing herein is intended to amend, modify or alter any right (including any right to indemnification or reimbursement of expenses) that you may have under any confidential offering memorandum, partnership agreement or other organizational document of the undersigned or any of our affiliates or any fund or investment vehicle that we manage, or under any applicable insurance policy. This letter cannot be amended, modified or terminated except by a writing executed by the undersigned and you. This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each party to this letter hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this letter shall be brought in a New York State or Federal court located in New York City, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

[Signature Page Follows]

3

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

TRIAN FUND MANAGEMENT, L.P.

By:	Trian Fund Management GP, LLC,
its general partner

By:
Name:
Title: Member

Agreed to and accepted as

of the date first written above

Name:
4

Annex B

Two year transaction history of each Participant

The following transaction history shows those trades of the Participants in securities of the Company effected since March 18, 2013. The Shares held by certain of the Funds are held in commingled margin accounts with prime brokers for such Funds, pursuant to which margin credit may be extended to such Funds from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Shares described herein. Except as otherwise noted in this Annex B, all transactions were effected in the open market.

Trian Onshore

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	61,993	Purchase*
3/19/2013	61,993	Purchase*
3/20/2013	61,993	Purchase*
3/21/2013	61,993	Purchase*
3/22/2013	61,993	Purchase*
3/25/2013	61,993	Purchase*
3/26/2013	61,993	Purchase*
3/27/2013	61,993	Purchase*
3/28/2013	61,993	Purchase*
4/1/2013	64,068	Purchase*
4/2/2013	59,739	Purchase
4/3/2013	59,739	Purchase
4/4/2013	59,739	Purchase
4/5/2013	84,338	Purchase
4/8/2013	84,338	Purchase
4/9/2013	84,338	Purchase
4/10/2013	84,338	Purchase
6/14/2013	322,215	Purchase
6/17/2013	13,327	Purchase
6/18/2013	9,248	Purchase
6/19/2013	12,142	Purchase
6/20/2013	18,802	Purchase
6/21/2013	18,802	Purchase
6/24/2013	12,221	Purchase
1/8/2014	173,880	Purchase
1/8/2014	76,036	Purchase**
1/9/2014	63,589	Purchase
1/9/2014	27,807	Purchase**
7/21/2014	70,117	Purchase*
7/22/2014	235,805	Purchase*
7/23/2014	176,854	Purchase*
7/24/2014	29,532	Purchase*
10/21/2014	--------	****
10/21/2014	--------	***
B-1

Strategic

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	85,635	Purchase*
3/19/2013	85,635	Purchase*
3/20/2013	85,635	Purchase*
3/21/2013	85,635	Purchase*
3/22/2013	85,635	Purchase*
3/25/2013	85,635	Purchase*
3/26/2013	85,635	Purchase*
3/27/2013	85,635	Purchase*
3/28/2013	85,635	Purchase*
4/1/2013	85,636	Purchase*
4/2/2013	79,850	Purchase
4/3/2013	79,850	Purchase
4/4/2013	79,850	Purchase
4/5/2013	112,730	Purchase
4/8/2013	112,730	Purchase
4/9/2013	112,730	Purchase
4/10/2013	112,730	Purchase
4/12/2013	181,350	Purchase
4/15/2013	194,771	Purchase
4/16/2013	217,685	Purchase
9/3/2014	--------	***
10/21/2014	--------	***

Strategic II

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	58,129	Purchase*
3/19/2013	58,129	Purchase*
3/20/2013	58,129	Purchase*
3/21/2013	58,129	Purchase*
3/22/2013	58,129	Purchase*
3/25/2013	58,129	Purchase*
3/26/2013	58,129	Purchase*
3/27/2013	58,129	Purchase*
3/28/2013	58,129	Purchase*
4/1/2013	58,130	Purchase*
4/2/2013	54,202	Purchase
4/3/2013	54,202	Purchase
4/4/2013	54,202	Purchase
4/5/2013	76,521	Purchase
4/8/2013	76,521	Purchase
4/9/2013	76,521	Purchase
4/10/2013	76,521	Purchase
4/12/2013	123,102	Purchase
B-2

4/15/2013	129,621	Purchase
4/16/2013	144,870	Purchase
7/21/2014	10,988	Purchase
7/22/2014	36,952	Purchase
7/23/2014	27,714	Purchase
7/24/2014	2,679	Purchase
9/3/2014	--------	***
10/21/2014	--------	***

Offshore Fund

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	168,873	Purchase*
3/19/2013	168,873	Purchase*
3/20/2013	168,873	Purchase*
3/21/2013	168,873	Purchase*
3/22/2013	168,873	Purchase*
3/25/2013	168,873	Purchase*
3/26/2013	168,873	Purchase*
3/27/2013	168,873	Purchase*
3/28/2013	168,873	Purchase*
4/1/2013	165,559	Purchase*
4/2/2013	154,374	Purchase*
4/3/2013	154,374	Purchase*
4/4/2013	154,374	Purchase*
4/5/2013	217,937	Purchase*
4/8/2013	217,937	Purchase*
4/9/2013	217,937	Purchase*
4/10/2013	217,937	Purchase*
6/14/2013	823,752	Purchase**
6/17/2013	34,175	Purchase**
6/18/2013	23,713	Purchase**
6/19/2013	31,134	Purchase**
6/20/2013	48,214	Purchase**
6/21/2013	48,214	Purchase**
6/24/2013	31,340	Purchase**
7/21/2014	148,684	Purchase*
7/22/2014	500,031	Purchase*
7/23/2014	375,022	Purchase*
7/24/2014	59,543	Purchase*
10/21/2014	--------	***
10/21/2014	--------	****
B-3

Parallel Fund I

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	9,748	Purchase*
3/19/2013	9,748	Purchase*
3/20/2013	9,748	Purchase*
3/21/2013	9,748	Purchase*
3/22/2013	9,748	Purchase*
3/25/2013	9,748	Purchase*
3/26/2013	9,748	Purchase*
3/27/2013	9,748	Purchase*
3/28/2013	9,748	Purchase*
4/1/2013	10,510	Purchase*
4/2/2013	9,800	Purchase
4/3/2013	9,800	Purchase
4/4/2013	9,800	Purchase
4/5/2013	13,836	Purchase
4/8/2013	13,836	Purchase
4/9/2013	13,836	Purchase
4/10/2013	13,836	Purchase
6/14/2013	38,694	Purchase
6/17/2013	1,644	Purchase
6/18/2013	1,141	Purchase
6/19/2013	1,498	Purchase
6/20/2013	2,319	Purchase
6/21/2013	2,319	Purchase
6/24/2013	1,508	Purchase
7/21/2014	1,444	Purchase
7/22/2014	4,857	Purchase
7/23/2014	3,643	Purchase
7/24/2014	1,496	Purchase
10/21/2014	--------	***

Trian ERISA

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	3,887	Purchase*
3/19/2013	3,887	Purchase*
3/20/2013	3,887	Purchase*
3/21/2013	3,887	Purchase*
3/22/2013	3,887	Purchase*
3/25/2013	3,887	Purchase*
3/26/2013	3,887	Purchase*
3/27/2013	3,887	Purchase*
B-4

3/28/2013	3,887	Purchase*
4/1/2013	4,360	Purchase*
4/2/2013	4,066	Purchase
4/3/2013	4,066	Purchase
4/4/2013	4,066	Purchase
4/5/2013	5,740	Purchase
4/8/2013	5,740	Purchase
4/9/2013	5,740	Purchase
4/10/2013	5,740	Purchase
6/14/2013	15,339	Purchase
6/17/2013	654	Purchase
6/18/2013	453	Purchase
6/19/2013	595	Purchase
6/20/2013	922	Purchase
6/21/2013	922	Purchase
6/24/2013	599	Purchase
1/8/2014	26,119	Purchase
1/9/2014	9,552	Purchase
7/21/2014	4,282	Purchase
7/22/2014	14,399	Purchase
7/23/2014	10,800	Purchase
7/24/2014	2,099	Purchase
10/21/2014	--------	***

Strategic Fund-A

Trade Date	Amount Acquired (Sold)	Transaction Type
3/18/2013	36,735	Purchase*
3/19/2013	36,735	Purchase*
3/20/2013	36,735	Purchase*
3/21/2013	36,735	Purchase*
3/22/2013	36,735	Purchase*
3/25/2013	36,735	Purchase*
3/26/2013	36,735	Purchase*
3/27/2013	36,735	Purchase*
3/28/2013	36,735	Purchase*
4/1/2013	36,737	Purchase*
4/2/2013	62,969	Purchase
4/3/2013	62,969	Purchase
4/4/2013	62,969	Purchase
4/5/2013	88,898	Purchase
4/8/2013	88,898	Purchase
4/9/2013	88,898	Purchase
4/10/2013	88,898	Purchase
B-5

4/12/2013	95,548	Purchase
4/15/2013	100,608	Purchase
4/16/2013	112,445	Purchase
10/21/2014	--------	***

Strategic Fund-D

Trade Date	Amount Acquired (Sold)	Transaction Type
5/17/2013	15,700	Purchase
5/20/2013	15,700	Purchase
5/21/2013	11,200	Purchase
5/22/2013	11,150	Purchase
5/23/2013	11,500	Purchase
5/24/2013	11,500	Purchase
5/28/2013	11,500	Purchase
5/29/2013	11,250	Purchase
5/30/2013	11,250	Purchase
5/31/2013	11,250	Purchase
6/3/2013	11,000	Purchase
6/4/2013	11,150	Purchase
6/5/2013	11,100	Purchase
6/6/2013	11,100	Purchase
6/7/2013	11,100	Purchase
6/10/2013	11,100	Purchase
6/11/2013	11,100	Purchase
6/12/2013	11,700	Purchase
6/13/2013	23,900	Purchase
6/20/2013	46,633	Purchase
6/21/2013	46,633	Purchase
6/24/2013	30,311	Purchase
7/24/2014	90,683	Purchase

Strategic Fund-N

Trade Date	Amount Acquired (Sold)	Transaction Type
1/27/2015	135,000	Purchase

SPV VIII

Trade Date	Amount Acquired (Sold)	Transaction Type
6/17/2013	30,718	Purchase**
6/17/2013	1,304,082	Purchase
6/18/2013	926,175	Purchase**
6/19/2013	1,216,031	Purchase**
6/20/2013	1,883,110	Purchase**
B-6

6/21/2013	1,883,110	Purchase**
6/24/2013	1,224,021	Purchase**
7/9/2013	456,281	Purchase**
7/10/2013	622,300	Purchase**
7/16/2013	285,000	Purchase**
7/17/2013	137,218	Purchase**
9/4/2013	320,000	Purchase**
9/5/2013	10,000	Purchase**
8/4/2014	155,500	Purchase**
8/12/2014	159,000	Purchase**
10/21/2014	--------	****

Trian Fund-G

Trade Date	Amount Acquired (Sold)	Transaction Type
1/8/2014	65,769	Purchase
1/9/2014	24,052	Purchase
7/21/2014	2,435	Purchase
7/22/2014	8,190	Purchase
7/23/2014	6,142	Purchase
7/24/2014	1,130	Purchase

Trian Fund G-II

Trade Date	Amount Acquired (Sold)	Transaction Type
7/21/2014	59,401	Purchase
7/22/2014	199,766	Purchase
7/23/2014	149,825	Purchase
7/24/2014	14,488	Purchase

Arthur B. Winkleblack

Trade Date	Amount Acquired (Sold)	Transaction Type
3/9/2015	1,000	Purchase

Robert J. Zatta

Trade Date	Amount Acquired (Sold)	Transaction Type
3/13/2015	1,000	Purchase

*On the various dates set forth above, the named persons entered into a series of privately negotiated back-to-back call and put transactions (the “MS Options”) with Morgan Stanley & Co. International plc (the “MS Counterparty”) through which they acquired beneficial ownership of an aggregate of 7,180,458 Shares and as a result are subject to the same economic gain or loss as if they had purchased the underlying Shares. More specifically, these transactions represent call options that expire on March 18, 2016 (the “MS Expiration Date”). Simultaneously with the purchase of each call option, each named person also sold a put option to the MS Counterparty for the same number of Shares pursuant to which, if on the MS Expiration Date the call option has not been exercised by the named person and the exercise price is greater than the closing price of the Shares on the MS Expiration Date (the “MS Closing Price”),

B-7

the MS Counterparty may require the named person to, at such person’s election, either (i) pay the MS Counterparty an amount of cash equal to the product of (a) the excess of the exercise price over the MS Closing Price and (b) the number of Shares set forth above or (ii) acquire from the MS Counterparty the number of Shares set forth above at the exercise price. With the exercise of any call options, a corresponding number of put options are automatically terminated. As part of these transactions, each of the named persons pays the MS Counterparty a financing fee based on the number of days that the MS Options that it holds are outstanding, which fee is calculated using a monthly rate equal to one month LIBOR plus a spread. Until they are exercised, the MS Options do not give any of the named persons any direct or indirect voting, investment or dispositive control over the underlying Shares.

** On the various dates set forth above, the named persons entered into a series of privately negotiated back-to-back call and put transactions (the “BANA Options,” and together with the MS Options, the “Options”) with Bank of America, N.A. (the “BANA Counterparty”) through which they acquired beneficial ownership of an aggregate of 10,452,849 Shares and as a result are subject to the same economic gain or loss as if they had purchased the underlying Shares. More specifically, these transactions represent call options that expire on January 6, 2015 (or, in the case of the BANA Options held by Trian Onshore, July 2, 2015); provided that, the BANA Counterparty may, in its sole discretion, extend the applicable expiration date up to 540 calendar days after the initial expiration date by providing the requisite notice (as the same may be so extended, the “BANA Expiration Date”). Simultaneously with the purchase of each call option, each named person also sold a put option to the BANA Counterparty for the same number of Shares pursuant to which, if on the BANA Expiration Date the call option has not been exercised by the named person and the exercise price is greater than the closing price of the Shares on the BANA Expiration Date (the “BANA Closing Price”), the BANA Counterparty may require the named person to, at such person’s election, either (i) pay the BANA Counterparty an amount of cash equal to the product of (a) the excess of the exercise price over the BANA Closing Price and (b) the number of Shares set forth above or (ii) acquire from the BANA Counterparty the number of Shares set forth above at the exercise price. With the exercise of any call options, a corresponding number of put options are automatically terminated. As part of these transactions, each of the named persons pays the BANA Counterparty a financing fee based on the number of days that the BANA Options that it holds are outstanding, which fee is calculated using a monthly rate equal to one month LIBOR plus a spread. Until they are exercised, the BANA Options do not give any of the named persons any direct or indirect voting, investment or dispositive control over the underlying Shares.

*** On September 3, 2014, Strategic exercised certain MS Options pursuant to which it acquired ownership of 100 Shares and Strategic II exercised certain MS Options pursuant to which it acquired ownership of 165,000 Shares, for an aggregate exercise price of $7,831,679. On October 21, 2014, the named persons exercised all of their remaining MS Options (except for certain MS Options held by Strategic Fund-A covering 50,000 Shares) pursuant to which they acquired ownership of a total of 6,965,358 Shares, for an aggregate exercise price of $358,386,264. On February 3, 2015, Strategic Fund-A exercised all of its remaining MS Options pursuant to which it acquired ownership of 50,000 Shares, for an aggregate exercise price of $2,321,243.

**** On October 21, 2014, the named persons exercised all of their BANA Options (except for certain BANA Options held by Trian Onshore covering 65,000 Shares) pursuant to which they acquired ownership of a total of 10,387,849 Shares, for an aggregate exercise price of $543,549,842. On February 3, 2015, Trian Onshore exercised all of its remaining BANA Options pursuant to which it acquired ownership of 65,000 Shares, for an aggregate exercise price of $4,023,008.

B-8

SPECIAL INSTRUCTIONS

Please review this Proxy Statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.

1.	If your Shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card today to The Trian Group, c/o MacKenzie Partners, in the postage-paid envelope provided or instruct us by telephone or via the Internet today as to how you would like your Shares voted (instructions are on your GOLD proxy card).

2.	If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your Shares and only after receiving your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute and return on your behalf the GOLD proxy card as soon as possible.

3.	After signing and returning the enclosed GOLD proxy card, we urge you NOT to return DuPont’s White proxy card because only your latest dated proxy card will be counted.

4.	If you have previously signed and returned a White proxy card to DuPont, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to DuPont by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Proxies may also be revoked at any time prior to exercise by: (i) attending the 2015 Annual Meeting and voting in person (although attendance at the 2015 Annual Meeting will not in and of itself constitute revocation of a proxy), (ii) instructing us by telephone or via the Internet as to how you would like your Shares voted (instructions are on your GOLD proxy card) or (iii) delivering a written notice of revocation. The written notice of revocation may be delivered either to the Trian Group c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or to the Corporate Secretary of the Company at 1007 Market Street, D-9058, Wilmington, DE 19898, or any other address provided by the Company.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your Shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Stockholders Call Toll-Free: (800) 322-2885
Banks and Brokers Call Collect: (212) 929-5500
Email: proxy@mackenziepartners.com

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE ▼

COMMON	GOLD

PROXY SOLICITED BY THE TRIAN GROUP

2015 Annual Meeting of Stockholders of E. I. du Pont de Nemours and Company

May 13, 2015

The undersigned hereby appoints Nelson Peltz, Peter W. May and Edward P. Garden, and each of them, with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of E. I. du Pont de Nemours and Company (the “Company” or “DuPont”) that the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of DuPont, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). IF YOU VALIDLY EXECUTE AND RETURN THIS PROXY CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED FOR PROPOSAL 1 AND PROPOSAL 7 (EXCEPT YOU WILL NOT BE DEEMED TO VOTE FOR THE ELECTION OF ANY CANDIDATE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED UNDER PROPOSAL 1) AND YOU WILL BE DEEMED TO HAVE ABSTAINED FROM VOTING ON PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5 AND PROPOSAL 6. THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS.

(Continued and to be signed on the reverse side)

PROXY SOLICITED BY THE TRIAN GROUP

2015 Annual Meeting of Stockholders of E. I. du Pont de Nemours and Company

May 13, 2015

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of E. I. du Pont de Nemours and Company common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-564-2329, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-4899. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet — Please access https://www.proxyvotenow.com/dd, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail — If you do not wish to vote by telephone or over the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: The Trian Group, c/o MacKenzie Partners, Inc., 105 Madison Avenue New York, New York 10016.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE ▼

COMMON	GOLD

☒   Please mark your votes as in this example using dark ink only.

THE TRIAN GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE TRIAN GROUP’S NOMINEES LISTED IN THE TRIAN GROUP’S PROPOSAL 1.

PROPOSAL 1 – To elect (01) Nelson Peltz, (02) John H. Myers, (03) Arthur B. Winkleblack, (04) Robert J. Zatta (collectively, the “Trian Group Nominees”) and the candidates who have been nominated by DuPont to serve as directors other than Robert A. Brown, Alexander M. Cutler, Lois D. Juliber and Lee M. Thomas for whom the Trian Group is NOT seeking authority to vote for and WILL NOT exercise any such authority.

FOR ALL NOMINEES ☐	WITHHOLD FROM ALL NOMINEES ☐	FOR ALL EXCEPT ☐

In the event that (i) the Company purports to increase the number of directorships after the date hereof and prior to the 2015 Annual Meeting, (ii) the Company makes or announces any changes to its Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Trian Group Nominees and/or (iii) any of the Trian Group Nominees is unable (due to death, disability or otherwise) or hereafter becomes unwilling for any reason to serve as a director, the Trian Group will use this proxy to vote for Edward P. Garden in addition to the Trian Group Nominees or in place of such Trian Group Nominee, as applicable.

NOTE: If you do not wish for your shares to be voted “FOR” a particular Trian Group Nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the Trian Group Nominee(s) you do not support on the line below. Your shares will be voted for the remaining Trian Group Nominee(s). You may also withhold authority to vote for one or more additional DuPont nominees by writing the name of the nominee(s) below.

If you are an employee of DuPont or one of its subsidiaries and participate in one of its employee plans, i.e., the DuPont 401(k) and Profit Sharing Plan, the DuPont Retirement Savings Plan, the Thrift Plan for Employees of Sentinel Transportation, LLC and the Solae Savings Investment Plan (the “Plans”), the enclosed GOLD voting instruction form indicates the aggregate number of Shares credited to your account as of March 17, 2015, the Record Date. If you timely submit your voting instructions to the Plan Trustee by following the instructions on the enclosed GOLD voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plans for which no voting instructions are received. The Trustee must receive your voting instructions no later than Monday, May 11, 2015 or, if you are voting via the Internet or by phone, by 11:59 p.m., Eastern Daylight Time, on Sunday, May 10, 2015. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the 2015 Annual Meeting.

THE TRIAN GROUP MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2, 3, 4, 5 AND 6.

PROPOSAL 2 – On Ratification of Independent Registered Public Accounting Firm

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3 – To Approve, by Advisory Vote, Executive Compensation

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 4 – On Lobbying

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 5 – On Grower Compliance

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 6 – On Plant Closures

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE TRIAN GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE TRIAN GROUP’S PROPOSAL 7.

PROPOSAL 7 – To repeal each provision or amendment of the Bylaws of the Company adopted by the Board of Directors of the Company (and not by the Company’s stockholders) subsequent to August 12, 2013 and prior to the approval of this resolution.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated
Signature
Title or Authority
Signature (if held jointly)
Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

   PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.